AMERICAN EXPRESS
RETIREMENT RESTORATION PLAN
(formerly known as the Supplemental Retirement Plan)
(As amended and restated effective as of January 1, 2011)

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AMERICAN EXPRESS
RETIREMENT RESTORATION PLAN
(formerly known as the Supplemental Retirement Plan)
(As amended and restated effective as of January 1, 2011)
ARTICLE 1
HISTORY AND EFFECTIVE DATES
     Section 1.1 History.
          (a) On November 26, 1973, the Board of Directors (the “Board”) of American Express Company (“Amex”) authorized and approved the adoption of the American Express Supplementary Pension Plan (the “Plan”) to supplement retirement benefits provided under the American Express Retirement Plan and other retirement and savings plans sponsored by Amex for a select group of management or highly compensated individuals.
          (b) On July 1, 1994, the Board authorized and directed the amendment and restatement of the Plan pursuant to the provisions of Section 9 thereof. The Plan was amended and restated generally effective March 1, 1995, and renamed the American Express Company Supplemental Retirement Plan. The Plan was subsequently amended through December 31, 2004.
          (c) On July 25, 2005, the Board amended and restated the Plan (immediately prior to such amendment and restatement, the “Prior Plan”), effective January 1, 2005. Except as otherwise expressly provided herein, Participants who were in “pay status” as of January 1, 2005 continue to have the payment of their benefits governed solely by the terms of the Prior Plan; provided, however, that effective with payments made in calendar year 2006 and thereafter, payments other than monthly annuity payments which would have been made on April 1 of any year under the Prior Plan are made on July 1 of such year. Participants who were not in “pay status” as of January 1, 2005 are governed from and after such date by the terms of the Plan, as amended and restated, and as further amended and restated from time to time. For purposes of this section, a Participant was in “pay status” as of January 1, 2005 if he or she was entitled to benefits under the Plan as of January 1, 2005, with payments scheduled to begin on or before April 1, 2005.
          (d) Effective as of October 1, 2005, Ameriprise Financial, Inc. (“AFI”) ceased to be a participating employer in Amex’s tax-qualified retirement plans and the components of such plans covering AFI participants were transferred to new plans established by AFI in a transaction that complied with Section 414(l) of the Internal Revenue Code of 1986, as amended (the “Code”). In connection with that transaction, the component of the Plan covering AFI participants was similarly transferred, and active and retired AFI participants and AFI beneficiaries ceased participation in and no longer have any benefits under the Plan.

          (e) Generally effective July 1, 2007, benefit accruals under the American Express Retirement Plan, as amended (the “RP”) were ceased. In addition, generally effective as of July 1, 2007, Amex adopted certain changes to the American Express Incentive Savings Plan, as amended, and renamed such plan the American Express Retirement Savings Plan (the “RSP”).
          (f) On January 22, 2007, the Board amended and restated the Plan, generally effective July 1, 2007, to reflect the changes made to the RP and the RSP, to allow for the elective deferral of compensation under the Plan, and to rename the Plan the American Express Supplemental Retirement Plan.
          (g) On November 19, 2007, the Compensation and Benefits Committee (the “CBC”) approved the First Amendment to the American Express Supplemental Retirement Plan (the “First Amendment”) to provide for the payment of Plan benefits to employees of American Express Bank who would be transferring to the buyer in the sale transaction.
          (h) In November 2007, the Employee Benefits Administration Committee (“EBAC”), pursuant to the authority delegated to it, approved the amendment and restatement of the Plan to reflect certain non-material amendments thereto. On November 19, 2007, the CBC approved an amendment to the Plan to provide for accelerated vesting of ROE interest on Deferral Benefits upon the death or disability of a Participant. Effective December 31, 2007, the Executive Vice President of Human Resources, pursuant to the authority delegated to him, approved the amendment and restatement of the Plan to reflect the amendments approved by EBAC and the CBC.
          (i) Effective March 29, 2008, the Senior Vice President of Human Resources, Global Compensation & Benefits, pursuant to the authority delegated to him, added a new Section 4.4(b)(v) and amended Section 4.5(c) to make certain changes related to the acquisition of GE Corporate Payment Services.
          (j) On July 15, 2008, the Vice President of Global Benefits, pursuant to the authority delegated to him, amended Section 4.4(c) of the Plan to clarify the calculation of Company Contributions for Additional Years of Service.
          (k) The Plan was amended and restated, effective January 1, 2009, by the Vice President of Global Benefits, pursuant to the authority delegated to him, to incorporate the prior amendments made to the Plan during 2008, to make the changes necessary or advisable for compliance with Section 409A of the Code and the treasury regulations and other official guidance issued thereunder, and to make certain other non-material amendments to the Plan.
          (l) The Plan was amended and restated, effective March 30, 2009, by the Senior Vice President Global Compensation and Benefits, pursuant to the authority delegated to him, (i) to cease certain Company matching contributions and certain Company conversion contributions for the pay period commencing March 30, 2009 through the pay period ending January 3, 2010, and (ii) to disregard the temporary salary reductions in effect for the pay period commencing March 30, 2009 through the pay period ending on January 3, 2010, for purposes of determining a Participant’s “Compensation” with respect to crediting his or her RSP-Related Account.

          (m) The Plan was amended and restated, effective December 1, 2009, by the Vice President of Global Benefits, pursuant to the authority delegated to him, (i) to expand the class of employees eligible to receive SRP-RSP benefits, and (ii) to remove PG Awards as compensation eligible for elective deferrals.
          (n) The Plan was amended and restated, effective January 1, 2011 except as otherwise stated, by the Senior Vice President Global Compensation & Benefits, pursuant to the authority delegated to him by the Compensation and Benefits Committee, to require Participants to defer salary or bonus in order to receive Company Matching Contributions that cannot be provided under the RSP due to the limitations of Section 401(a)(17) of the Code, to eliminate tax gross-up provisions in connection with a Change in Control, to make changes with respect to the Plan’s investment crediting process, to alter certain procedures regarding distributions, and to rename the Plan as the American Express Retirement Restoration Plan.
          (o) The Plan has remained in effect since its adoption and has been construed and operated as a “top-hat plan” under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 2520.104-23 of the United States Department of Labor Regulations.
     Section 1.2 Effective Date. Except as expressly provided otherwise herein, the Plan as amended and restated hereby is generally effective January 1, 2011.
     Section 1.3 Transition Rules. Each Participant’s accrued benefit under the Prior Plan as of December 31, 2004 (“Grandfathered Benefits”) was determined by the Administrator in accordance with Section 409A of the Code and Notice 2005-1. Grandfathered Benefits are governed by and administered in accordance with the Prior Plan, provided, however, that any election with respect to Grandfathered Benefits may not materially modify the rights, terms or conditions of the Prior Plan; and provided, further, that effective October 27, 2010, earnings credits on Grandfathered Benefits will be administered in accordance with Article 7 of this Plan; and finally, provided that in the event of a Change in Control, additional earnings credits due as a result of the Change in Control under the terms of the Prior Plan shall be credited at the AFR a defined herein. All other benefits have been governed by and administered solely in accordance with the Plan, as amended and restated from time to time.
          Effective January 1, 2011, the Formerly Grandfathered Benefits lost their Grandfathered Benefits status and will be distributed in accordance with Section 1.4 below. All other Grandfathered Benefits (including any remaining Grandfathered Benefits attributable to Degrandfathered Participants) shall continue to be Grandfathered Benefits.
     Section 1.4 Modification of Certain Grandfathered Benefits.
          (a) Effective January 1, 2011, the Formerly Grandfathered Benefits of each Degrandfathered Participant which are not scheduled to be in pay status by December 31, 2016 shall be payable in a lump sum on March 1, 2012 unless otherwise elected pursuant to Section 1.4(b). Formerly Grandfathered Benefits which are scheduled for payment on March 1, 2012 will be credited with earnings under the Interest Credit Method through December 31, 2011, provided, however, that if a Participant becomes an Executive Officer, earnings credited to such Participant’s Formerly Grandfathered Benefits shall not exceed the AFR (except to the extent earnings in excess of the AFR have been paid out prior to the Participant’s becoming an Executive Officer). For the portion of 2012 prior to the date of payment, earnings on Formerly Grandfathered Benefits shall be credited with earnings at the AFR.
          (b) On or before December 31, 2010, each Degrandfathered Participant may elect to have his or her formerly Grandfathered Benefits paid to him or her on a specified date (which must be a January 1 or July 1) that is no earlier than July 1, 2017 (or as soon thereafter as administratively practicable, but no later than 90 days); provided that a Degrandfathered Participant who makes such an election and experiences a Separation From Service prior to the selected specified date shall have benefits paid as of the later of (i) July 1, 2017 or (ii) the January 1st or July 1st which is at least six months following his or her Separation from Service (or, in either case, as soon thereafter as administratively practicable, but no later than 90 days). In any event, such subsequent election shall not become effective until January 1, 2012. If a Degrandfathered Participant files an election to delay payment, his or her Formerly Grandfathered Benefits will be credited with earnings under the Interest Credit Method through December 31, 2011, provided, however, that if a Participant becomes an Executive Officer, earnings credited to such Participant’s Formerly Grandfathered Benefits shall not exceed the AFR (except to the extent earnings in excess of the AFR have been paid out prior to the Participant’s becoming an Executive Officer). Such Formerly Grandfathered Benefits shall transition to the Hypothetical Investment Method as of January 1, 2012.
ARTICLE 2
DEFINITIONS
     Section 2.1 Definitions. As used in the Plan, the following terms have the meanings indicated below:
          (a) “Account” means, with respect to a Participant, his or her Deferral Account and Supplemental Account, collectively.
          (b) “Administrator” means the Employee Benefits Administration Committee, including any individual(s) to whom the Employee Benefits Administration Committee delegates authority under the Plan, or such other committee or individual(s) authorized to act as the Administrator by the Committee.
          (c) “Affiliate” means any corporation or other trade or business under common control with Amex, as further defined in the Qualified Retirement Plans.
          (d) “AFR” means 120% of the applicable federal long-term rate for December of the prior Plan Year, as prescribed under Section 1274(d) of the Code.
          (e) “Band 50 Determination Date” means, for each Plan Year, the date in the prior Plan Year selected by the Administrator during such prior Plan Year as the determination date for determining whether an Employee is in Band 50 or above.

          (f) “Base Salary” means the compensation of the Participant for the applicable period from the Company, including amounts which would have been paid to a Participant but which instead are contributed by the Company to an employee benefit plan pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Sections 125, 132(a)(5), 132(f)(4), 402 or 403(b) of the Code. When used herein, the term “Base Salary” includes, but is not limited to, the following: regular earnings, shift differential, holiday earnings, regular earnings adjustments, vacation, company holidays, personal holidays, discretionary holidays, Company-paid health-related time off, Company-paid workers compensation consisting of pay for services provided, purchased vacation, termination vacation, and pay in lieu of notice. “Base Salary” shall not include lump-sum severance pay, imputed income, long-term incentive pay, special awards pay, non-qualified deferred compensation, amounts classified hereunder as Incentive Pay, bonuses other than incentive pay, serial severance pay, and Company contributions to other employee benefit plans or to fringe benefit plans.
          (g) “Beneficiary” means the individual or entity designated by a Participant in accordance with procedures established by the Administrator to receive the Participant’s Supplemental Account or Deferral Account in the event of the Participant’s death.
          (h) “Benefits” means, with respect to a Participant, his or her Deferral Benefits and Supplemental Benefits, collectively.
          (i) “Code” means the Internal Revenue Code of 1986, as amended.
          (j) “Committee” means the Compensation and Benefits Committee of the Board, or such successor committee as may be designated by the Board.
          (k) “Company” means Amex, any of its subsidiaries and any Affiliates which have become participating employers in a Qualified Retirement Plan.
          (l) “Deferral Account” means, with respect to a Participant for a given Plan Year, the book reserve account established by Amex for the Participant for such Plan Year pursuant to Section 6.6.
          (m) “Deferral Benefits” means, with respect to a Participant, the benefits credited under the Plan with respect to amounts withheld at the Participant’s election from a Participant’s compensation which would otherwise have been paid in cash, as adjusted for earnings and losses pursuant to the terms of the Plan.
          (n) “Deferral Benefits Eligibility Date” shall mean January 1, in the case of a Participant eligible to participate in the Plan as of January 1 of a Plan Year, and otherwise shall mean the date as of which the Participant first earns amounts from which Deferral Benefits can be withheld under the rules set forth in Section 6.2.
          (o) “Deferral Election” means, with respect to a given Plan Year, an election made by an eligible Employee with respect to his or her Deferral Benefits for such Plan Year under Article 6.

          (p) “Deferral Plan” means:
               (i) for Plan Years ending on or before December 31, 2007, the American Express Salary Deferral Plan, the American Express Pay-for-Performance Deferral Programs and any other similar non-qualified plans for the deferral of compensation available in such Plan Years; and
               (ii) for Plan Years beginning on or after January 1, 2008, the elective account balance nonqualified deferred compensation component of this Plan and such other non-qualified plans or arrangements for the deferral of compensation as determined by the Administrator, in its sole discretion.
          (q) “Degrandfathered Participant” means a Participant who had Grandfathered Benefits immediately prior to October 27, 2010 which are not scheduled to be in pay status by December 31, 2016 and is (i) a Non-Executive Officer as of October 27, 2010 and (ii) not scheduled to be Retirement Eligible by December 31, 2013. By way of clarification, no person who is a Retiree as of October 27, 2010 shall be a Degrandfathered Participant.
          (r) “Disability” has the meaning given such term by Section 409A. Whether a Participant has a Disability shall be determined in accordance with Section 409A and the Policy.
          (s) “Employee” means an elected or appointed officer of the Company or any other individual whom the Administrator identifies as an employee of the Company, and whose compensation is reported on a Form W-2, regardless of whether the use of such form is subsequently determined to be erroneous.
          (t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (u) “Executive Officer” means an employee in Band 99 as of October 27, 2010; provided, however, that if a person becomes a Band 99 employee after such date, such person will be considered an Executive Officer for purposes of Section 7.3 as of the date he becomes a Band 99 employee.
          (v) “Formerly Grandfathered Benefits” means Benefits which were Grandfathered Benefits as of October 27, 2010, (i) which are not scheduled to be in pay status by December 31, 2016 and (ii) which are attributable to Degrandfathered Participants. As of January 1, 2011, Formerly Grandfathered Benefits attributable to Degrandfathered Participants shall no longer be Grandfathered Benefits governed by the Prior Plan, but rather shall become benefits subject to the terms of this Plan as of such date (as amended from time to time).
          (w) “Incentive Pay” means overtime, annual incentive cash awards from the American Express Company 2007 Incentive Compensation Plan and the 1998 Incentive Compensation Plan, and the amounts listed on Schedule B. “Incentive Pay” shall not include lump-sum severance pay, imputed income, long-term incentive pay, special awards pay, non-qualified deferred compensation, amounts classified hereunder as Base Salary, bonuses other than incentive pay, serial severance pay, and Company contributions to other employee benefit plans or to fringe benefit plans.

          (x) “Investment Committee” shall mean the Retirement Savings Plan Investment Committee.
          (y) “Minimum Schedule Rate” means, for a calendar year, the “Below ROE Target Range” rate for such calendar year under the metric set forth in Schedule A, as in effect for that calendar year.
          (z) “Moody’s A Rate” means, for a calendar year, the average corporate bond yield rate for such calendar year, as announced by Moody’s Investor Services for borrowers rated “A.”
          (aa) “Non-Executive Officer” means a Participant who is not an Executive Officer or a Retiree.
          (bb) “Participant” means an Employee who accrues benefits under the Plan.
          (cc) “Plan Year” means,
               (i) for Supplemental Benefits under Article 5, the calendar year with reference to which benefits are determined under the Qualified Retirement Plan; and
               (ii) for Deferral Benefits under Article 6, the specified calendar year.
          (dd) “Policy” means the American Express Section 409A Compliance Policy, as amended from time to time, and any successor policy thereto.
          (ee) “Post-2010 Deferral Benefits” means Deferral Benefits (representing dollars deferred pursuant to a Participant’s Deferral Election, adjusted for all earnings and losses under the Plan) which are attributable to compensation earned by the Participant in 2011 and subsequent Plan Years.
          (ff) “Pre-2011 Deferral Benefits” means Deferral Benefits (representing dollars deferred pursuant to a Participant’s Deferral Election, adjusted for all earnings and losses under the Plan) which are attributable to compensation earned by the Participant in 2010 and prior Plan Years (regardless of when an amount deferred would otherwise have been paid in cash).
          (gg) “Qualified Retirement Plan” means the RP and/or the RSP, as the context may imply.
          (hh) “Retiree” means a Participant who, as of October 27, 2010, was not an Executive Officer, and (i) who as of October 27, 2010, has had a Retirement, or (ii) who is receiving serial separation pay or has signed a separation agreement as of October 27, 2010 and will be Retirement Eligible on or before the last day of the separation period.
          (ii) “Retirement” means a voluntary Separation from Service by a Participant who is Retirement Eligible on the date of such Separation from Service.

          (jj) “Retirement Eligible” means, with respect to a Participant, he or she is age 55 or older with ten or more actual or deemed years of service with the Company. By way of clarification, “deemed years of service” shall be honored for this purpose only if granted by the time the Participant becomes a Participant.
          (kk) “RP-Related Account” means, with respect to a Participant, the book reserve account established by the Company for the Participant pursuant to Section 5.1.
          (ll) “RSP-Related Account” means, with respect to a Participant, the book reserve account established by the Company for the Participant pursuant to Section 5.2.
          (mm) “RSP Match Percentage” means, with respect to a Participant for a Plan Year, the maximum Company Matching Contribution percentage that would be utilized for purposes of the RSP for such Participant for the Plan Year if the Participant had made the maximum Elective Contribution under the RSP for the Plan Year.
          (nn) “Schedule Rate” means, for a calendar year, the applicable rate for such calendar year determined under the metric set forth in Schedule A, as in effect for that calendar year.
          (oo) “Section 401(a)(17) Limitation” refers to the limitation on the dollar amount of Compensation which may be taken into account under the Qualified Retirement Plans under Section 401(a)(17) of the Code.
          (pp) “Section 409A” means Section 409A of the Code, together with the treasury regulations and other official interpretations or guidance issued thereunder.
          (qq) “Section 415 Limitations” refers to the limitations on benefits for defined benefit pension plans and defined contribution plans which are imposed by Section 415 of the Code.
          (rr) “Separation from Service” has the meaning given such term by Section 409A. Whether a Participant has a Separation from Service shall be determined in accordance with Section 409A and the Policy.
          (ss) “Severance Plan” means, collectively, (A) the American Express Senior Executive Severance Plan, effective January 1, 1994, as amended and restated effective January 1, 2009, and as further amended from time to time, and any successor plan thereto, (B) the American Express Severance Pay Plan, effective January 1, 1987, as amended and restated effective January 1, 2009, and as further amended from time to time, and any successor plan thereto, and (C) the American Express Supplemental Unemployment Benefit Plan effective as of May l, 2009, as amended from time to time, and any successor plan thereto.
          (tt) “Supplemental Account” means, with respect to a Participant, his or her RP-Related Account and RSP-Related Account, collectively.
          (uu) “Supplemental Benefits” means, with respect to a Participant, the benefits under his or her Supplemental Account.

          (vv) “Supplemental Distribution” means a distribution to a Participant from his or her Supplemental Account.
          (ww) “Supplemental Election” means the election made by a Participant with respect to his or her Supplemental Account under Section 5.4.
          (xx) “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse or the Participant’s dependent (as defined in Section 152 of the Code, without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Administrator based on the relevant facts and circumstances and in accordance with Section 409A.
     Section 2.2 Qualified Plan Definitions. Capitalized terms not otherwise defined in the Plan shall have the same meaning set forth in the related Qualified Retirement Plan, to the extent applicable, as the context may imply.
     Section 2.3 Gender and Number. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular.
ARTICLE 3
ADMINISTRATION
     Section 3.1 Administrator. The Plan shall be administered by the Administrator.
     Section 3.2 Authority. Except as otherwise provided by the Committee (subject to the limitation on the Committee’s authority under Section 10.7), the Administrator shall have full power, authority and discretion to interpret, construe and administer the Plan, and such interpretation and construction thereof and actions taken thereunder shall be binding on all persons for the purposes so stated by the Administrator. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable. In the event of a mathematical or accounting error made, or other similar mistake, the Administrator shall have power in its discretion to cause such equitable adjustments to be made to correct for such errors as it considers appropriate in the circumstances. Any decision of the Administrator in the administration of the Plan shall be final and conclusive and binding upon all Participants and Beneficiaries.
ARTICLE 4
ELIGIBILITY
     Section 4.1 Eligibility. Participation in this Plan shall be limited to Employees who meet the requirements of Section 4.2, and shall automatically occur for such Employees,

provided that the Administrator may designate, on a case-by-case basis, Employees or categories of Employees who shall not be eligible to participate in all or any portion of this Plan, and provided further, that the determination of eligible Employees shall be made consistent with the requirement that the Plan be a “top-hat” plan for purposes of ERISA.
     Section 4.2 Participation. To become a Participant in the Plan, an Employee must satisfy Section 4.1 and:
          (a) be a participant under a Qualified Retirement Plan maintained by the Company. Participation by an Employee in a Qualified Retirement Plan shall be determined pursuant to and in accordance with the eligibility criteria applicable under such Qualified Retirement Plan; and
          (b) for the relevant Plan Year:
               (i) have an Account under the Plan from a prior Plan Year; or
               (ii) receive Total Pay (as defined under the RSP, without regard to the Section 401(a)(17) Limitation) in excess of the Section 401(a)(17) Limitation; or
               (iii) be employed in Band 50 or above as of the Band 50 Determination Date in the prior Plan Year; or
               (iv) accrue benefits under a Qualified Retirement Plan in excess of the Section 415 Limitation.
ARTICLE 5
SUPPLEMENTAL BENEFITS
     Section 5.1 Benefits Under the RP. If a Participant is a participant under the RP, other than a terminated participant, the Company shall establish an RP-Related Account for such Participant, which shall be determined as follows:
          (a) “Compensation” for RP Credits. For purposes of RP credits under this Section 5.1, “Compensation” has the meaning given such term in the RP, provided that the Committee may, in its discretion, designate additional or different items as Compensation for purposes of this Section 5.1. Effective with the 2003 performance year (which awards were granted in 2004) and thereafter, “Compensation” for purposes of RP credits under this Section 5.1 shall include the value of restricted stock awards granted to certain Participants in lieu of cash supplemental Annual Incentive Awards.
          (b) Contribution Credits. There shall be credited to a Participant’s RP-Related Account for each Plan Year, in accordance with Section 5.3, an amount equal to the excess, if any, of: (x) the Contribution Credits that would have been credited to a Participant’s Defined Benefit Account Balance under the RP for the Plan Year if the Plan’s definition of Compensation was used, the Section 401(a)(17) Limitation was ignored, and the Participant had not elected or been required to defer the receipt of any Compensation pursuant to a Deferral

Plan, over (y) the actual Contribution Credits credited to the Participant’s Defined Benefit Account Balance under the RP for the Plan Year. No credits shall be made to a Participant’s RP-Related Account pursuant to this Section 5.1(b) for any pay period ending on or after July 1, 2007.
          (c) Benefits Formula. The formula of the benefits for a Plan Year under this Section 5.1 shall be determined by the Administrator and applied in a uniform manner for all similarly situated Participants.
          (d) Additional Years of Service.
               (i) Certain Participants, as determined by the Company in its sole discretion, may be deemed to have rendered five additional Years of Service under the Plan. For each such Participant, subject to such terms and conditions as the Company may impose upon such benefits by special agreement with such Participant (in the event of a conflict with this Section 5.1(d), such special agreement shall control), an additional amount shall be credited to the Participant’s RP-Related Account equal to the excess, if any of: (x) the total cumulative Contribution Credits that would have been credited to the Participant’s RP-Related Account under this Section 5.1 had the Participant rendered such additional Years of Service under the RP, over (y) the actual total cumulative Contribution Credits credited to the Participant’s RP-Related Account under this Section 5.1 as of the date the Participant is eligible for such benefits under the Plan. Subject to the terms of the special agreement with each such Participant, such amounts shall be calculated and credited to the RP-Related Account established for the Participant in accordance with Section 5.3 under procedures to be determined from time to time by the Administrator and consistently applied to similarly situated Participants. Unless otherwise determined by the Administrator or agreed in a special agreement with the Participant, amounts credited under this Section 5.1(d) shall be subject to five-year vesting, and such amounts shall be forfeited by the Participant if the Participant’s service with the Company terminates for any reason other than death or disability (as defined in the RP) before five years of actual service have been rendered to the Company by such Participant.
               (ii) For each Participant with a special agreement described in Section 5.1(d)(i) who has not accrued five Years of Service as of July 1, 2007, the Participant shall be entitled to received the credit described in Section 5.1(d)(i) for the 2007 Plan Year as if the RP had remained in effect through December 31, 2007, and the Participant were an active participant in the RP through such date. Regardless of any special agreement described in Section 5.1(d)(i), a Participant shall not be entitled to receive any credit under this Section 5.1 for the 2008 Plan Year or later.
     Section 5.2 Benefits in Excess of Limits Under the RSP. If a Participant is a participant in the RSP, other than a terminated participant, the Company shall establish an RSP-Related Account for such Participant, which shall be determined as follows:
          (a) “Compensation” for RSP Credits.
               (i) Definition. For purposes of RSP credits under this Section 5.2, “Compensation” has the meaning given the term “Total Pay” in the RSP, provided that the

Committee may, in its discretion, designate additional or different items as Compensation for purposes of this Section 5.2. Effective July 1, 2007, “Compensation” for purposes of RSP credits under this Section 5.2 shall include the value of restricted stock awards granted to certain Participants in lieu of cash Annual Incentive Awards, subject to the limitation set forth in Section 5.2(a)(ii).
               (ii) Limitation. “Compensation” of a Participant who is in Band 50 or above for purposes of RSP credits under this Section 5.2 shall not include any Incentive Pay (including the value of any restricted stock awards granted to certain Participants in lieu of cash Annual Incentive Awards) in excess of one times his or her Base Salary. For purposes of this provision, a Participant’s pay band and Base Salary shall be determined as of January 1 of each Plan Year. In addition, Incentive Pay subject to this limitation shall only be those amounts actually paid in the Plan Year, regardless of when such amounts were earned.
               (iii) Temporary Salary Reductions Disregarded. In determining the Compensation of a Participant for purposes of this Section 5.2, “Total Pay” under the RSP shall be determined by disregarding the temporary salary reductions in effect for the pay period commencing March 30, 2009 through the pay period ending on January 3, 2010.
          (b) Contribution Credits. The following amounts shall be credited to the Participant’s RSP-Related Account for each Plan Year, in accordance with Section 5.3:
               (i) Company Stock Contribution. An amount equal to: (a) one percent of the sum of: (i) the Participant’s Compensation, calculated without the Section 401(a)(17) Limitation or Section 415 Limitations, plus (ii) that portion of a Participant’s Compensation deferred during such Plan Year pursuant to a Deferral Plan, minus (b) the amount actually allocated as a Company Stock Contribution to the account of the Participant under the RSP. For purposes of this Section 5.2(b)(i), the Section 401(a)(17) Limitation shall be deemed to apply pro ratably to each regularly scheduled pay period for each Plan Year. No credits shall be made to a Participant’s RSP-Related Account pursuant to this Section 5.2(b)(i) for any pay period ending on or after July 1, 2007.
               (ii) Company Profit-Sharing Contribution. An amount equal to: (a) the Company Profit-Sharing Contribution percentage utilized for purposes of the RSP for that Plan Year for such Participant times the sum of: (i) the Participant’s Compensation, calculated without the Section 401(a)(17) Limitation or Section 415 Limitations, plus (ii) that portion of a Participant’s Compensation deferred during such Plan Year pursuant to a Deferral Plan, minus (b) the amount actually allocated as a Company Profit-Sharing Contribution to the Account of the Participant under the RSP. Unless otherwise expressly provided in the Plan, benefits credited under this Section 5.2(b)(ii) at the time of a Supplemental Distribution shall be restricted to a Participant’s vested portion, as determined under the applicable provisions of the RSP. Any non-vested portion of such deferred compensation to be paid shall be forfeited.
               (iii) Company Matching Contribution.
                    (A) Before March 15, 2005, an amount equal to that portion of the Company Matching Contribution that would have been contributed and allocated to the account of a Participant by the Company as a Matching Contribution on behalf of a Participant, (a) to the extent such contribution is limited by the Section 401(a)(17) Limitation or Section 415 Limitations, minus such amount allocated as a Matching Contribution to the account of the Participant under the RSP, and (b) with respect to that portion of a Participant’s Compensation deferred pursuant to a Deferral Plan, and assuming (i) such portion had not been deferred and (ii) the Participant had elected to make Elective Contributions under the RSP equal to three percent (or such lesser amount if actually elected by the Participant under the RSP) of such Participant’s compensation deferred under such Deferral Plan.
                    (B) Effective March 15, 2005 through December 31, 2010, except as otherwise provided by Section 5.2(b)(iii)(C), a Company matching contribution, whether or not the Participant actually elects to defer Compensation under the RSP, equal to the Participant’s RSP Match Percentage for the Plan Year multiplied by the sum of: (i) that portion of the Participant’s Compensation which was deferred during the Plan Year pursuant to a Deferral Plan, and (ii) that portion of the Participant’s Compensation (not including the amounts deferred as described in clause (i) above) in excess of the Section 401(a)(17) Limitation, shall be contributed and allocated to the Account of a Participant by the Company as a matching contribution on behalf of such Participant; provided, however, for purposes of this Company matching contribution, Compensation shall not be subject to the Section 401(a)(17) Limitation. Unless otherwise expressly provided in the Plan, benefits credited under this Section 5.2(b)(iii) at the time of a Supplemental Distribution shall be restricted to a Participant’s vested portion, as determined under the applicable provisions of the RSP. Any non-vested portion of such deferred compensation to be paid shall be forfeited.
                    (C) No Company matching contributions shall be made for the pay period commencing March 30, 2009 through the pay period ending January 3, 2010 to any Participant; provided, however, the preceding limitation shall not apply to Participants who are Former GE Employees (as defined by Section 5.2(b)(iv)). For the avoidance of doubt, when Company matching contributions resumed after the pay period ending on January 3, 2010, such contributions were resumed in the same amount as in effect immediately prior to the pay period beginning on March 30, 2009; provided, however, that the Company continued to retain the right to modify, amend or terminate the Plan and any contributions thereunder at any time for any reason whatsoever. Effective for Compensation paid on or after January 1, 2011, Matching Contributions will be calculated solely in accordance with Section 5.2(b)(iii)(D).
                    (D) Effective with Compensation paid on or after January 1, 2011:
                         (i) Each eligible Participant who meets the eligibility requirements for a Qualified Matching Contribution (or other type of matching contribution) under the RSP (but without regard to whether or not he or she contributes under the RSP) shall receive a Matching Contribution each Plan Year equal to the Participant’s salary reduction amount (from Base Salary, Incentive Pay or a combination of both) contributed pursuant to a Deferral Election under Article 6 for such Plan Year (up to a maximum of five percent of the Participant’s Compensation which is not counted under the RSP either because it is in excess of the Section 401(a)(17) Limitation for the Plan Year or because it has been deferred under a Deferral Plan). Compensation for this purpose will not include amounts paid prior to a

Participant’s Entry Date under the RSP with respect to Qualified Matching Contributions (or other type of matching contributions, as applicable). Solely with respect to Incentive Pay paid in 2011, the Matching Contribution will be calculated by applying the formula set forth in this paragraph but assuming that the Participant elected to defer five percent of any such Incentive Pay payment to the extent the Participant’s Compensation has exceeded the Section 401(a)(17) Limitation (counting Base Salary first, for this purpose) or been disregarded due to deferral under a Deferral Plan, regardless of the Participant’s actual election.
                         (ii) Separately from any Matching Contribution calculated under (i), a Participant will be provided a Matching Contribution equal to the amount of Qualified Matching Contribution (or other type of matching contribution) that would have been provided to the Participant under the RSP, but was not able to be provided solely on account of the limitations of Section 415 of the Code.
                         (iii) The vesting of Matching Contributions will parallel the vesting rules applicable under the RSP.
               (iv) Company Conversion Contribution.
                    (E) Except as otherwise provided by Section 5.2(b)(D)(iii)(F), an amount equal to: (a) the Company Conversion Contribution percentage utilized for purposes of the RSP for that Plan Year for such Participant times the sum of: (i) the Participant’s Compensation, calculated without the Section 401(a)(17) Limitation or Section 415 Limitations, plus (ii) that portion of a Participant’s Compensation deferred during such Plan Year pursuant to a Deferral Plan, minus (b) the amount actually allocated as a Company Conversion Contribution to the Account of the Participant under the RSP. Unless otherwise expressly provided in the Plan, benefits credited under this Section 5.2(b)(D)(iii) at the time of a Supplemental Distribution shall be restricted to a Participant’s vested portion, as determined under the applicable provisions of the RSP. Any non-vested portion of such deferred compensation to be paid shall be forfeited.
                    (F) No Company conversion contributions were made for the pay period commencing March 30, 2009 through the pay period ending January 3, 2010 to any Participant; provided, however, the preceding limitation did not apply to Participants who were Retirement Eligible as of December 31, 2009. For the avoidance of doubt, when Company conversion contributions resumed after the pay period ending on January 3, 2010, such contributions resumed in the same amount as in effect immediately prior to the pay period beginning on March 30, 2009; provided, however, that the Company continued to retain the right to modify, amend or terminate the Plan and any contributions thereunder at any time for any reason whatsoever.
               (iv) Transition Contributions for Certain Former GE Capital Employees. For those Participants who were hired directly pursuant to the requirements of the Asset Purchase Agreement dated as of March 26, 2008, among General Electric Capital Corporation, GE Capital Financial Inc., General Electric Company, American Express Travel Related Services Company, Inc. and American Express Bank, FSB (the “Former GE Employees”), an amount equal to: (a) the Transition Contribution percentage utilized for purposes of the RSP for that Plan Year for such Participant times the sum of: (i) the Participant’s Compensation, calculated without the Section 401(a)(17) Limitation or Section 415 Limitations, plus (ii) that portion of a Participant’s Compensation deferred during such Plan Year pursuant to a Deferral Plan, minus (b) the amount actually allocated as a Transition Contribution to the Account of the Participant under the RSP. Notwithstanding the foregoing, if an individual would be eligible for both Company Conversion Contributions under Section 5.2(b)(iii)(D)(iii) and Transition Contributions under this Section 5.2(b)(iv), such individual shall only receive the greater of the Company Conversion Contributions and the Transition Contributions to which he or she would otherwise be entitled during such period of dual eligibility. Unless otherwise expressly provided in the Plan, benefits credited under this Section 5.2(b)(iv) at the time of a Supplemental Distribution shall be restricted to a Participant’s vested portion, as determined under the applicable provisions of the RSP. Any non-vested portion of such deferred compensation to be paid shall be forfeited. The right to Transition Contributions under this Section shall expire at the same time as the right to Transition Contributions under the RSP.
               (v) No Disability Contributions. The RSP provides for certain contributions to be made on account of qualifying RSP participants who are “disabled” as defined under the RSP. For the avoidance of doubt, this Plan does not provide for such continuing contributions on account of a disability.
          (c) Company Contribution for Additional Years of Service. Certain Participants, as determined by the Company in its sole discretion, may be deemed to have rendered five additional Years of Service under the RSP. For each such Participant, for the period of January 1, 2008 and thereafter, subject to such terms and conditions as the Company may impose upon such benefits by special agreement with such Participant (in the event of a conflict with this Section 5.2(c), such special agreement shall control), an additional amount shall be credited to the Participant’s RSP-Related Account equal to 80 percent (or such lower percentage specified in the special agreement) of the Participant’s annual rate of base salary (as of the Participant’s date of hire), before any reduction for any amounts deferred by the Participant pursuant to Section 401(k) or Section 125 of the Code, or pursuant to a Deferral Plan or any other non-qualified plan which permits the voluntary deferral of compensation. Subject to the terms of the special agreement with each such Participant, such amounts shall be calculated under procedures to be determined from time to time by the Administrator and consistently applied to similarly situated Participants. Unless otherwise determined by the Administrator or agreed in the special agreement with the Participant, amounts credited under this Section 5.2(c) shall be subject to five-year vesting, and such amounts shall be forfeited by the Participant if the Participant’s service with the Company terminates for any reason other than death or disability (as defined in the RSP) before five years of actual service have been rendered to the Company by such Participant. Amounts described in this Section 5.2(c) shall be credited to the RSP-Related Account established for the Participant in accordance with Section 5.3.
     Section 5.3 Crediting of Account.
          (a) Time and Manner. Amounts described in this Article 5 shall be credited to the Supplemental Account established for a Participant at such times and in such manner as may be determined by the Administrator. In making such credits, the Administrator shall generally attempt to, but shall not be required to, credit accounts at a time and in a manner as similar as possible to the time and manner for the crediting of similar amounts under the Qualified Retirement Plans; provided, however, that:
               (i) unless the Administrator determines otherwise, amounts credited to a Supplemental Account with respect to the application of the Section 415 Limitations to the RP shall be estimated by the Administrator at the time of a Participant’s Separation from Service, based on such assumptions as the Administrator may reasonably impose and consistently applied to similarly situated Participants, and assuming that the Participant would begin receiving benefits under the RP at the time of the Participant’s Separation from Service, or if later, at the earliest possible date that the Participant could start to receive benefits under the RP, and such estimated amount shall be credited immediately preceding the date upon which the Participant will receive (or commence receiving, in the case of installment payments) payment of benefits under the Plan; and
               (ii) unless otherwise determined by the Administrator or agreed in a special agreement with a Participant, amounts credited to a Supplemental Account pursuant to Section 5.2(c) shall be determined as of and credited on the one-year anniversary of the later of the date of the special agreement or the first day of the Participant’s employment by the Company. The Administrator shall apply such procedures consistently to similarly situated Participants.
          (b) Company Stock Contributions. Amounts described in Section 5.2(b)(i) shall be initially credited to the RSP-Related Account established for a Participant, to a subaccount relating to the RSP Stock Fund (the “Stock Fund”). For purposes of the Plan, the amount of such credits shall be determined by the Administrator in a manner determined by the Administrator to be reasonably consistent with similar determinations made under the Stock Fund.
          (c) Other Contributions. Amounts described in Section 5.2(b)(ii) (profit-sharing contributions), Section 5.2(b)(iii) (matching contributions), Section 5.2(b)(iii)(D)(iii) (conversion credits), Section 5.2(b)(iv) (GE Capital transition contributions) and Section 5.2(c) (special agreement credits) shall be credited to the RSP-Related Account established for a Participant, which shall contain various subaccounts selected by the Administrator in its sole and exclusive discretion, representing the various investment funds available to a Participant under the RSP as provided for in the Plan; provided that:
               (i) if a Participant has directed RSP-Related amounts to the Stock Fund and the credits to the RSP-Related Account of a Participant pursuant to this Section 5.3(c) to the subaccount relating to the Stock Fund would result in the aggregate Company Stock holdings of such Participant under the RSP-Related Account exceeding ten percent of the total value of his or her RSP-Related Account (determined at the time of the transfer), then such Participant shall be deemed to have selected, with respect to any such excess, the default subaccount designated by the Investment Committee for purposes of the RSP for allocations exceeding the applicable ten-percent threshold under RSP, or if none, such other default subaccount designated by the Investment Committee for purposes of the RSP; and

               (ii) unless otherwise determined by the Administrator, no subaccount shall be established under the Plan to coincide with any self-directed brokerage account which may be available under the RSP.
          (d) Additional Accounts. The Administrator may, in its sole and exclusive discretion, establish additional book reserve accounts from time to time. The procedures to reflect and credit increases, decreases, interest, dividends, and other income, gains and losses shall be determined by the Administrator in its sole and exclusive discretion.
     Section 5.4 Supplemental Benefits Payment Election. Any Supplemental Benefits payable under the Plan shall be paid in cash from the general assets of the Company in the form elected by the Participant subject to the following:
          (a) In accordance with rules and procedures adopted by the Administrator in compliance with Section 409A, existing Participants, including Participants (other than those in pay status on December 31, 2004) under the Prior Plan, may make Supplemental Elections as follows:
               (i) Participants who have not previously made an initial Supplemental Election under Section 5.4(b), whether under the Plan or under the Prior Plan, may make such an initial Supplemental Election on or before the date set by the Administrator, which shall not be later than December 31, 2005.
               (ii) Participants who have previously made an initial Supplemental Election under Section 5.4(b), whether under the Plan or under the Prior Plan, but who have not previously modified such election under Section 5.4(d), whether under the Plan or under the Prior Plan, may change such Supplemental Election on or before the date set by the Administrator, which shall not be later than December 31, 2005, to elect any payment form permissible under Section 5.4(b) and Section 409A, regardless of whether such Supplemental Election lengthens or shortens the period over which payments from the Plan shall be made. For the avoidance of doubt, any such distribution which accelerates payments from the Plan shall not cause any reduction in the amounts otherwise payable hereunder. Notwithstanding Section 5.4(d), if made on or before December 31, 2005 in accordance with this Section 5.4(a)(ii), such subsequent Supplemental Election shall be made in accordance with Section 409A, but, to the extent permitted under Section 409A transition guidance, need not comply with the requirement regarding a minimum additional deferral period of five years. Any such subsequent Supplemental Election made under this Section 5.4(a)(ii) shall constitute a modification for purposes of the one-time limitation contained in Section 5.4(d), and no additional modification will thereafter be permitted under Section 5.4(d).
               (iii) Employees who first become Participants after December 31, 2005 may make an initial Supplemental Election in accordance with rules and procedures adopted by the Administrator in compliance with Section 409A.
               (iv) Participants who have previously made both a Supplemental Election and a modification to such Supplemental Election shall be subject to the rules of Section 5.4(d) prohibiting any further changes to their Supplemental Elections. However, any

Participant who was not in pay status (as defined in Section 1.1(c)) on January 1, 2005 and who previously made a modification to an initial Supplemental Election which accelerated the time period for payments from the Plan shall not have any reduction in the amounts otherwise payable hereunder (notwithstanding Section V(D)(1)(b)(ii) of the Prior Plan).
          (b) A Participant may elect to receive his or her Supplemental Benefits in a single lump-sum payment or in annual installments payable over a period of five, ten or 15 consecutive calendar years. Except as provided in Section 5.4(d), a Participant may not modify his or her initial Supplemental Election described in the preceding sentence. Such subsequent Supplemental Election shall apply to the payment of all benefits under the Plan and the Prior Plan (except for benefits that were in pay status on December 31, 2004).
          (c) If a Participant fails to make a valid, timely Supplemental Election in accordance with Section 5.4(a) and the rules and procedures adopted by the Administrator, such Participant shall be deemed to have made an initial Supplemental Election to receive his or her Supplemental Benefits in the form of a single lump sum.
          (d) A Participant who has not previously modified an initial Supplemental Election may make a one-time modification to his or her initial Supplemental Election to elect a different form of payment for Supplemental Benefits under the Plan. To be effective, such a modification shall be made by filing a written notice of modification in such form and manner as the Administrator may prescribe; provided, however, that the modification must comply with Section 409A, including the requirements regarding: (i) a minimum additional deferral period of five years, and (ii) the subsequent Supplemental Election not being effective until 12 months after it is made. A Participant may not change the payment method of his or her Supplemental Benefits after his or her Separation from Service.
ARTICLE 6
ELECTIVE DEFERRALS
     Section 6.1 Notification. Employees eligible to participate in the Plan for a Plan Year with respect to Deferral Benefits will be notified by Amex of their eligibility to participate for such Plan Year. If Amex erroneously notifies an individual of his or her eligibility to participate, and such individual does not meet the requirements of Section 4.2 or such individual has been excluded by the Administrator pursuant to Section 4.1, such erroneous notification shall not cause the individual to be eligible, and any Deferral Election made by such ineligible individual shall be null and void and of no effect to the extent permissible under Section 409A.
     Section 6.2 Participation. An eligible Employee for a Plan Year who was a Participant in the prior Plan Year as of the Band 50 Determination Date or who is employed in Band 50 or above as of the Band 50 Determination Date in the prior Plan Year shall become a Participant in the Plan with respect to Deferral Benefits for such Plan Year by making a Deferral Election in accordance with Section 6.5 for the Plan Year. Such an Employee’s Deferral Benefits Eligibility Date for the Plan Year shall be January 1. In addition to the foregoing, the following special rules apply to the extent permitted by Section 6.3:

          (a) In the case of an Employee who is not already a Participant in the Plan, the Employee shall be considered eligible to participate as of the date he or she first is employed in Band 50 or above, and shall be permitted to file an election within 30 days of such date. Such Employee’s Deferral Benefits Eligibility Date shall be the first payroll period beginning after the expiration of the 30 day period.
          (b) In the case of an Employee who is not already a Participant in the Plan and is not employed in Band 50 or above, the following rules shall apply:
               (i) An Employee who was not otherwise eligible to participate in Deferral Benefits for a Plan Year and first satisfies the requirements for participation during one of the first three quarters of the Plan Year by reason of exceeding the Section 401(a)(17) Limitation will become eligible to participate in Deferral Benefits under the Plan as of the first pay period beginning after the first day of the second month of the calendar quarter immediately following the date such Employee first receives Compensation in excess of the Section 401(a)(17) Limitation (the first day of such pay period being the Deferral Benefits Eligibility Date), and may make an election in advance of such date and in accordance with Section 6.3 by the deadline established by the Administrator.
               (ii) An Employee who was not otherwise eligible to participate in Deferral Benefits for a Plan Year and first exceeds the Section 401(a)(17) Limitation in the final calendar quarter of a Plan Year shall become eligible as follows:
                    (A) If the Employee had exceeded the Section 401(a)(17) Limitation by the Band 50 Determination Date, the Employee will become eligible effective January 1 of the following Plan Year, which shall be such Employee’s Deferral Benefits Eligibility Date, and may participate in the Plan’s normal election process.
                    (B) If the Employee had not exceeded the Section 401(a)(17) Limitation by the Band 50 Determination Date, the Employee shall not become eligible on January 1 of the following Plan Year, and will not be entitled to participate in the Plan’s Deferral Election process unless he or she otherwise qualifies. However, if the Employee exceeds the Section 401(a)(17) Limitation after the Band 50 Determination Date but prior to January 1 of the following Plan Year, the Employee will become eligible to participate in Deferral Benefits as of the first pay period beginning after the first day of the second month of the first calendar quarter of such following Plan Year (the first day of such pay period being the Deferral Benefits Eligibility Date), and may make an election in advance of such date and in accordance with Section 6.3 by the deadline established by the Administrator.
          (c) Except as expressly permitted under this Section, mid-year elections are not allowed. A mid-year election may not be made, even if otherwise permitted under this Section, unless the Employee also satisfies all the requirements of Section 6.3, and must be filed by the deadline established by the Administrator. All Deferral Elections will become irrevocable as of the day before the Deferral Benefits Eligibility Date, or such earlier date as is established by the Administrator.

     Section 6.3 Newly Eligible Employees. To the extent permissible under Section 409A and Section 6.2, Employees who become eligible to participate in the Plan during a Plan Year with respect to Deferral Benefits and who have not previously been eligible to participate in an elective account-balance deferred compensation arrangement (as defined for purposes of Section 409A) of Amex or its subsidiaries may be offered by Amex the opportunity to participate in the Plan for the Plan Year in accordance with Section 6.2. In the case of an Employee who had previously been eligible to participate in an elective account-balance deferred compensation arrangement (as defined for purposes of Section 409A) of Amex or its subsidiaries (regardless of whether he or she chose to do so), that Employee may be treated as newly eligible to participate and entitled to mid-year enrollment to the extent permitted by Section 6.2 if:
          (a) The Employee had received payment of all amounts under the Plan’s Deferral Account and any other elective account-balance plan and, as of the date of the last payment was not eligible to continue participation in the Plan’s Deferral Benefits or any other elective account-balance plan, disregarding for this purpose any right to delay payment; or
          (b) The Employee had ceased to be eligible to participate in Deferral Benefits under the Plan and all other elective account-balance plans and had not been eligible to participate in Deferral Benefits under the Plan or any other elective account-balance plan at any time during the 24-month period ending on the date the Employee again became eligible (disregarding for purposes of determining the Employee’s eligibility the right to accrue earnings on amounts in the Plan or other elective account-balance plan), regardless of whether the Employee has received payments of amounts previously deferred.
     Section 6.4 Deferrable Compensation.
          (a) Eligible Compensation.
               (i) An eligible Employee for a Plan Year may elect to defer a specified amount from one or more of the following items:
                    (A) the Employee’s Base Salary to be paid during that Plan Year; and
                    (B) the Employee’s Incentive Pay to be paid in the second Plan Year to commence after the election is made (excluding any amounts that would otherwise be Incentive Pay but which are earned prior to the start of the Plan Year following the Plan Year in which the Deferral Election is filed).
               (ii) Notwithstanding Section 6.4(a)(i), an Employee who becomes eligible to participate in the Plan with respect to Deferral Benefits during a Plan Year who is offered the opportunity by Amex to participate as described in Section 6.3 may only elect to defer a specified amount from one or more of the following items:
                    (A) the Employee’s Base Salary for the Plan Year of the Deferral Election which is paid for payroll periods beginning on and after the Employee’s Deferral Benefits Eligibility Date; and

                    (B) a portion of the Employee’s Incentive Pay to be paid in the following Plan Year, calculated by multiplying the amount of each Incentive Pay payment made in the following Plan Year by a percentage, such percentage to be determined by dividing the number of days remaining in the calendar year as of the Employee’s Deferral Benefits Eligibility Date by 365 or, in the case of an Employee hired during the performance period, by the total number of days in the performance period measured from the date of hire.
          (b) Maximum Deferral. The Administrator shall impose the following limits on Deferral Benefits, provided that the Administrator (in its sole discretion) may waive an otherwise applicable limit so long as such waiver is approved no later than the day before the date a Deferral Election becomes effective.
               (i) The Administrator shall limit the amount that may be deferred from (i) Base Pay to be paid in the following Plan Year and (ii) Incentive Pay to be paid in the second following Plan Year, based on the Participant’s Base Salary rate in effect as of the December 31st of the Plan Year during which the Deferral Election is filed (or with respect to an Employee who becomes eligible to participate in the Plan with respect to Deferral Benefits during a Plan Year, 100 percent of the Employee’s Base Salary rate in effect as of the date he or she becomes eligible to so participate). The Administrator shall calculate this limit by (i) subtracting the percentage of Base Salary elected to be deferred from 100%, (ii) multiplying the Base Salary rate times the percentage obtained under clause (i), and (iii) limiting the Incentive Pay Deferral Benefits for the second following Plan Year to the dollar amount obtained under clause (ii). By way of clarification, a Participant’s actual Base Salary Deferral Benefits will vary in amount, depending on actual Base Salary paid, but shall not affect this maximum limit on Incentive Pay in the second following Plan Year.
               (ii) All Deferral Elections shall be limited to the amount of any payment otherwise payable in cash, net of applicable withholdings.
               (iii) The Administrator may, in its discretion, impose further limits on the amount or percentage that can be deferred from Base Salary and/or Incentive Pay for a given Plan Year. Any such limit will be imposed no later than the day before the date the Deferral Election takes effect.
          (c) Computation of Deferral Amounts. The Administrator may specify that Deferral Elections must be made as a percentage of Base Salary and Incentive Pay, respectively, as a dollar amount of Base Salary and Incentive Pay, respectively, or in some other reasonable fashion. The Administrator may permit the use of multiple methods of calculating Deferral Elections or require use of a single method. The Administrator may permit Employees to specify that a Deferral Election shall apply only to the extent that the Employee is paid amounts in excess of the Section 401(a)(17) Limitation.
     Section 6.5 Deferral Benefits Election.
          (a) Time of Deferral Election. An eligible Employee for a Plan Year who wants to participate in the Plan with respect to Deferral Benefits for a Plan Year must make an irrevocable Deferral Election for the Plan Year before the beginning of such Plan Year;

provided, however, that an Employee permitted under Section 6.2 to make a mid-year Deferral Election for the Plan Year in which he or she becomes eligible to participate may make a Deferral Election by the deadline established under that Section.
          (b) Form of Deferral Election. A Deferral Election for a Plan Year shall be made in the manner and by the deadlines prescribed by the Administrator.
          (c) Contents of Deferral Election. In his or her Deferral Election for a Plan Year, the Employee shall specify:
               (i) the items of his or her compensation eligible for deferral under Section 6.4(a) that the Employee wishes to defer for the Plan Year and the amount of each such item to be deferred, provided that the amount of all items to be deferred complies with Section 6.4(b) and any administrative limits imposed on elections made for such Plan Year;
               (ii) in the case of an Employee in Band 50 or above as of the Band 50 Determination Date in the prior Plan Year:
                    (A) the time when his or her Deferral Benefits for such Plan Year shall be paid, which shall be either (A) the Retirement of the Participant, or (B) a specified date at least five years after the last day of the Plan Year at the time of the election; and
                    (B) the form of payment of his or her Deferral Benefits for the Plan Year, which shall be (A) a lump sum, or (B) five, ten or 15 substantially equal annual installments.
     By way of clarification, an Employee who is not in Band 50 or above as of the Band 50 Determination Deadline for the prior Plan Year may not file a special election regarding time and form of payment for Deferral Benefits for a Plan Year. Instead, the Supplemental Election made pursuant to Section 5.4 will also apply to such Deferral Benefits.
          (d) Withholding of Amounts Deferred. For each Plan Year, the Base Salary portion of a Participant’s Deferral Election shall be withheld from each regularly scheduled Base Salary payroll, and the Incentive Pay portion of a Participant’s Deferral Election shall be withheld at the time the Incentive Pay are or otherwise would be paid to the Participant.
     Section 6.6 Crediting of Deferred Amounts. The Administrator shall establish and maintain a Deferral Account with respect to each Participant’s Deferral Benefits. Amounts deferred by a Participant shall be credited to the Deferral Account established for the Participant at such times and in such manner as may be determined by the Administrator. The Administrator may divide the Deferral Account into subaccounts for purposes of tracking earnings and losses in accordance with Article 7.

ARTICLE 7
EARNINGS
     Section 7.1 RP-Related Account. For each Participant, the RP-Related Account established pursuant to Section 5.1 shall be increased by the Imputed Earnings Credit (as such term is defined in the RP), not less frequently than annually, under procedures and at times determined by the Administrator and consistently applied for similarly situated Participants. Such earnings shall be credited at the same interest rate and computed in a similar manner (to the extent administratively feasible) as Imputed Earnings Credits are computed under the RP for each Plan Year.
     Section 7.2 RSP-Related Account. A Participant’s RSP-Related Account shall be credited with earnings under the Hypothetical Investment Method set forth below.
     Section 7.3 Deferral Accounts.
          (a) For Plan Year 2011 and later, a Participant’s Deferral Benefits for such Plan Year shall be credited with earnings under the Hypothetical Investment Method set forth below. For the avoidance of doubt, 2010 Incentive Pay paid in 2011 and deferred pursuant to a Deferral Election will be considered 2010 Deferral Benefits for purposes of this Section.
          (b) For Executive Officers, such Participant’s Deferral Benefits for Plan Years prior to 2011 shall be credited with earnings under the Hypothetical Investment Method set forth below effective for all earnings credited in any Plan Year beginning on or after January 1, 2011 and under the Interest Method set forth below for earnings credited in 2010 and prior Plan Years; provided, however, that earnings credited in 2010 (to the extent not paid out by October 27, 2010) will not exceed the AFR if Amex’s ROE is Below ROE Target Range; and provided further that for those Executive Officers who received payment in the 2010 Plan Year prior to October 27, 2010, earnings on the amounts paid prior to October 27, 2010 were calculated based on the Interest Method without reference to any AFR limitation.
          (c) For Non-Executive Officers, such Participant’s Deferral Benefits for Plan Years prior to 2011 shall be credited with earnings under the Interest Method set forth below through December 31, 2011; provided, however, that if a Participant becomes an Executive Officer during 2011, earnings for 2011 credited to such Participant’s Deferral Benefits for Plan Years prior to 2011 shall not exceed the AFR (except to the extent earnings in excess of the AFR have been paid out prior to the Participant’s becoming an Executive Officer). For 2012 and subsequent years, the Hypothetical Investment Method shall apply.
          (d) For Retirees, such Participant’s Deferral Benefits for Plan Years prior to 2011 shall be credited with earnings under the Interest Method set forth below through December 31, 2012, and under the Hypothetical Investment Method set forth below effective January 1, 2013.
     Section 7.4 Hypothetical Investment Method.
          (a) For each Participant, credits to his or her RSP-Related and Deferral Account (to the extent subject to the Hypothetical Investment Method) shall be made to such subaccounts thereunder as directed by such Participant, using the subaccounts described in Section 5.3; provided, however, that with respect to Deferral Benefits attributable to Plan Years prior to 2011, the Participant may elect to have all or some of such Deferral Benefits invested in an investment option that credits earnings at the AFR instead of in the Stock Fund or the RSP-based investment options, and provided further that no Participant may direct the investment of amounts in or transfer amounts to the subaccount representing the Stock Fund to the extent that such transfer would result in the aggregate Company Stock holdings of such Participant under the Plan exceeding ten percent of (i) the total value of his or her Deferral Account (determined at the time of the transfer) with respect to the investment of the Deferral Account or (ii) the total value of his or her RSP-Related Account with respect to the investment of the RSP-Related Account. If more than one subaccount is available, a Participant must designate, on a form or other medium acceptable to the Administrator, in one-percent increments, the amounts to be credited to each subaccount. A Participant shall be allowed to amend such designation consistent with the frequency of investment changes offered the Participant under rules governing the RSP for a given Plan Year. If a Participant has directed amounts to the Stock Fund and the credits to the relevant Account of a Participant to the subaccount relating to the Stock Fund would result in the aggregate Company Stock holdings of such Participant under the Plan exceeding ten percent of the total value of such Account (determined at the time of the transfer), then such Participant shall be deemed to have selected, with respect to any such excess, the default subaccount designated by the Investment Committee for purposes of the RSP for allocations exceeding the applicable ten-percent threshold under RSP, or if none, such other default subaccount designated by the Investment Committee for purposes of the RSP. The investment of the Participant’s RSP-Related Account in the Stock Fund likewise shall be limited in accordance with Section 5.3(c).
          (b) To the extent a Participant elects to invest in the subaccount representing the Stock Fund, subject to Section 7.4(d), the limit on such investments set forth above, and such rules as may be adopted by the Administrator, the performance of the book reserve subaccount established for each Participant pursuant to Section 5.3 or Section 6.6 shall reflect the performance of the Stock Fund. Such subaccount shall reflect such increases or decreases in value from time to time, whether from dividends, gains, losses or otherwise, as may be experienced by the Stock Fund. Subject to Section 7.6, and to such rules as may be adopted by the Administrator, a Participant may elect to transfer credits among the Stock Fund and one or more subaccounts representing other investment options in a manner similar to the rules for such transfers under the RSP; provided, however, no Participant may transfer amounts to the subaccount representing the Stock Fund to the extent that such transfer would violate a limit on such investment established by the Plan or the Administrator.
          (c) To the extent the Participant does not elect (or is not permitted) to invest in the subaccount representing the Stock Fund, subject to Section 7.4(d), and to such rules as may be adopted by the Administrator, the performance of each book reserve subaccount established for each Participant shall reflect the performance of the investment fund that the Participant elects to have such subaccount represent. Each such subaccount shall reflect such increases or decreases in value from time to time, whether from dividends, gains, losses or otherwise, as that experienced by the related investment fund under the RSP or, in the case of the AFR investment option, as indicated by the AFR. Subject to Section 7.6, credits to such subaccounts may be transferred to any other subaccount under the Plan in a manner similar to the rules for such transfers under the RSP, on such terms and at such times as permitted with respect to the related investment funds under the RSP and such similar rules as may be established for the AFR option, and to such rules as may be adopted by the Administrator. If a Participant fails to affirmatively designate one or more subaccounts pursuant to this Section 7.4(c), subject to rules established by the Administrator, such Participant shall be deemed to have selected either a default account selected by the Administrator or, to the extent feasible and unless otherwise directed by the Administrator, the subaccount(s) that relate to the Participant’s investment direction under the RSP; provided, however, to the extent an Insider has directed RSP amounts to the Stock Fund, such Insider shall be deemed to have selected the default account selected by the Administrator. Notwithstanding the foregoing, the Administrator may, in its sole discretion, provide that one or more investment funds available under the RSP, including any self-directed brokerage account which may be available under the RSP, shall not be available for designation under the Plan.
          (d) Subject to Section 5.3(c), the subaccounts shall be valued subject to such reasonable rules and procedures as the Administrator may adopt and apply to all Participants similarly situated with an effort to value such subaccounts as if amounts designated were invested in at similar times and in manners, subject to administrative convenience, as amounts are invested, and subject to the same market fluctuation factors used in valuing such investments in the RSP.
     Section 7.5 Interest Method. With respect to Deferral Accounts governed by the Interest Method:
          (a) Under the Interest Method, a Participant’s Deferral Account for a Plan Year shall be credited with interest equivalents each calendar year at the Schedule Rate in effect for the calendar year, subject to any limitations established under the Plan.
          (b) The amounts in such Deferral Account shall vest as follows:
               (i) Principal. The principal amount of a Participant’s Deferral Account for a Plan Year shall be 100 percent vested at all times.
               (ii) Earnings. Until January 1, 2011, with respect to amounts credited with earnings under the Interest Method, the earnings on a Participant’s Deferral Benefits for a Plan Year for a given calendar year at the Minimum Schedule Rate for the calendar year shall be 100 percent vested as such earnings are accrued and credited, and the portion of the earnings on a Participant’s Deferral Benefits for a Plan Year for a given calendar year at the applicable Schedule Rate in excess of the Minimum Schedule Rate for the calendar year, if any, shall become vested on the date that the Participant becomes Retirement Eligible, or upon the earlier death or Disability of the Participant, and thereafter as such earnings are accrued and credited. Effective December 31, 2010, all earnings amounts under the Interest Method with respect to Deferral Benefits not yet paid out shall be fully vested.
     Section 7.6 Special Restrictions.
          (a) The provisions of this Section 7.6 shall apply to Participants who are or may be required to file reports under Section 16(a) of the Exchange Act with respect to equity securities of Amex (“Insiders”). Such provisions shall apply during all periods that such Participants are Insiders, including any period following cessation of Insider status during which such Participants are required to report transactions pursuant to Rule 16a-2(b) (or its successor) under the Exchange Act. This Section 7.6 shall be automatically applicable to any Participant who, on and after the date hereof, becomes an Insider. For purposes of the foregoing, the effective date of this Section 7.6 shall be the date the Participant becomes an Insider. At such time as any Participant ceases to be an Insider (and any period contemplated by Rule 16a-2(b) has expired), this Section 7.6 shall cease to be applicable to such Participant.
          (b) Notwithstanding anything in the Plan to the contrary, (i) except as set forth below, credits to the Account of an Insider may not be made to a subaccount that reflects the performance of the Stock Fund, (ii) credits made to the Account of an Insider at any time may not be transferred to a subaccount that reflects the performance of the Stock Fund and (iii) credits made to an Insider’s Account at any time, and credits to a subaccount of an Insider that reflects the performance of the Stock Fund (which credits could only have been made when such individual was not an Insider) may not be transferred, withdrawn, paid out or otherwise changed, other than (a) pursuant to the Participant’s payment election or the rules governing distribution in the event of the Participant’s death (but only at such time as such person is no longer an Insider) or (b) pursuant to applicable forfeiture provisions contained in the Plan.
          (c) It is intended that the crediting of amounts to the accounts of Insiders that represents the performance of the Stock Fund is intended to qualify for exemption from Section 16 under Rule 16b-3(d) under the Exchange Act. The Administrator shall, with respect to Insiders, administer and interpret all Plan provisions in a manner consistent with such exemption.
ARTICLE 8
PAYMENT OF BENEFITS
     Section 8.1 Supplemental Account Payments (Other than Payments Due to Death or Disability).
          (a) Subject to Section 8.1(b), payment of Supplemental Benefits shall be made as follows: (i) if a Participant has elected (or is deemed to have elected) a lump-sum payment, it shall be made on the first January 1 or July 1 which is at least six months following the Participant’s Separation from Service for any reason (other than death or Disability) from the Company, or as soon thereafter as administratively feasible, but in no event later than 90 days; and (ii) if a Participant has elected annual installment payments, they shall begin on July 1 of the calendar year following the Participant’s Separation from Service for any reason (other than death or Disability) from the Company, or as soon thereafter as administratively feasible, but in no event later than 90 days, and shall continue on each July 1 (or as soon thereafter as administratively feasible, but in no event later than 90 days) thereafter for the period selected by the Participant. A Participant who has experienced a Separation from Service and has begun receiving payments as set forth above, shall continue receiving any remaining payments according to the terms in effect on the date of his or her Separation from Service, even if later re-employed by the Company.

          (b) If a Participant has made the one-time modification to his or her initial Supplemental Election pursuant to Section 5.4(a)(ii) or Section 5.4(d) and such subsequent Supplemental Election has become effective prior to the Participant’s Separation from Service, then payment of such Participant’s Supplemental Benefits pursuant to Section 8.1(a) shall be made, or commence in the case of annual installments, on the date that is five years later than the date such Supplemental Benefits would otherwise be made or commence pursuant to Section 8.1(a). The rehire of a Participant during this intervening period will not affect the payment schedule.
          (c) If a Participant has elected annual installment payments, each annual installment payment shall be determined by multiplying the amount of the Participant’s Supplemental Benefits by a fraction, the numerator of which is one, and the denominator is the number of remaining payments (e.g., if the Participant elected five installments, the first annual installment payment would be the amount of the Participant’s Supplemental Benefits multiplied by 1/5, the second annual installment payment would be the remaining amount of the Participant’s Supplemental Benefits multiplied by 1/4, etc.).
          (d) The payment of Supplemental Benefits to a Participant under this Section 8.1 shall be limited to a Participant’s vested portion of his or her Supplemental Account at the time of distribution. Unless otherwise expressly provided in the Plan, a Participant’s vested portion shall be determined under the vesting provisions of the Qualified Retirement Plans. Any non-vested portion of amounts credited to a Participant hereunder shall be forfeited.
     Section 8.2 Deferral Account Payments (Other than Payments Due to Death or Disability).
          (a) Generally Applicable Rules for Payment to Participants. With respect to Post-2010 Deferral Benefits, payments not made on account of death or Disability will be governed by Section 8.1 except to the extent that a Participant was eligible to make a special payment election with respect to such Deferral Benefits pursuant to Section 6.5, in which case payment will be governed by Section 8.2(b) or Section 8.2(c), as applicable. Pre-2011 Deferral Benefits not payable on account of death or Disability will be paid in accordance with Section 8.2(b)(i) or Section 8.2(c)(i), as applicable.
          (b) Specified Date Elections for Employees in Band 50 or Above. If a Participant designated a specified date as the time when some or all of the Deferral Benefits of such Participant are to be paid, and the Participant has not had a Separation from Service, died or become Disabled as of the specified date, then payment of the such Deferral Account shall be made as follows:
               (i) In the case of Pre-2011 Deferral Benefits, (A) if the Participant elected a lump-sum payment of some or all of such Deferral Benefits, it shall be made on the first March 15 or September 15 following the specified date (or if the Participant designated March 15 or September 15 as the specified date, payment shall be made on such specified date), or as soon thereafter as administratively feasible, but in no event later than 90 days; and (B) if the Participant elected annual installment payments of some or all of such Deferral Benefits, payment shall begin on the first March 15 or September 15 following the specified date (or if the Participant designated March 15 or September 15 as the specified date, payment shall begin on such specified date), or as soon thereafter as administratively feasible, but in no event later than 90 days, and shall continue on each March 15 (or as soon thereafter as administratively feasible, but in no event later than 90 days) thereafter for the period selected by the Participant. If a Participant who is to receive or has begun receiving payments in annual installments under this Section 8.2(b)(i) experiences a Separation from Service before having received all of the annual installments to which the Participant is entitled, then if the Participant is Retirement Eligible at the time of his or her Separation from Service, the Participant shall receive or continue to receive the remaining annual installment payments as scheduled, and if the Participant is not Retirement Eligible at the time of his or her Separation from Service, then the remaining installments shall be paid to the Participant in a lump sum pursuant to Section 8.2(c)(i).
               (ii) In the case of Post-2010 Deferral Benefits, (A) if the Participant elected a lump-sum payment of some or all of such Deferral Benefits, it shall be made on the first January 1 or July 1 coinciding with or following the specified date or as soon thereafter as administratively feasible, but in no event later than 90 days, and (B) if the Participant elected annual installment payments of some or all of such Deferral Benefits, payment shall begin on the first January 1 or July 1 coinciding with or following the specified date, or as soon thereafter as administratively feasible, but in no event later than 90 days, and continue each January 1 or July 1 (as applicable) thereafter (or as soon thereafter as administratively feasible, but in no event later than 90 days) for the period selected by the Participant. If a Participant who is to receive or has begun receiving payments in annual installments under this Section 8.2(b)(ii) experiences a Separation from Service before having received all of the annual installments to which the Participant is entitled, then the Participant shall receive or continue to receive the remaining annual installment payments as scheduled.
          (c) Separation from Service for Employees in Band 50 or Above. If a Participant has a Separation from Service for any reason other than death or Disability, regardless of whether the Participant designated a later specified date as the time when some or all Deferral Benefits are to be paid, then Deferral Benefits subject to a Deferral Election that specifies time and form of payment under Section 6.5 will be paid as follows:
               (i) In the case of Pre-2011 Deferral Benefits:
                    (A) If a Participant is Retirement Eligible at the time of his or her Separation from Service, then payment of the Participant’s Deferral Benefits shall be made as follows: (A) if the Participant elected a lump-sum payment of some or all Deferral Benefits, payment of such Deferral Benefits shall be made on the first March 15 or September 15 which is at least six months following the Participant’s Separation from Service from the Company, or as soon thereafter as administratively feasible, but in no event later than 90 days; and (B) if the Participant elected annual installment payments of some or all Deferral Benefits, payment of such Deferral Benefits shall begin on the first March 15 or September 15 which is at least six months following the Participant’s Separation from Service from the Company, or as soon thereafter as administratively feasible, but in no event later than 90 days, and shall continue on each March 15 (or as soon thereafter as administratively feasible, but in no event later than 90 days) thereafter for the period selected by the Participant. A Participant who has experienced a Separation from Service and has begun receiving payments as set forth above, shall continue receiving any remaining payments according to the terms in effect on the date of his or her Separation from Service, even if later re-employed by the Company.
                    (B) If a Participant is not Retirement Eligible at the time of his or her Separation from Service, then regardless of the Participant’s Deferral Elections, payment of all of the Participant’s Deferral Benefits shall be made in a lump sum on the first March 15 or September 15 which is at least six months following the Participant’s Separation from Service, or as soon thereafter as administratively feasible, but in no event later than 90 days.
               (ii) In the case of Post-2010 Deferral Benefits, upon Separation from Service, payment of the Participant’s Deferral Benefits shall be made as follows: (A) if the Participant elected a lump-sum payment of some or all Deferral Benefits, payment of such Deferral Benefits shall be made on the first January 1 or July 1 which is at least six months following the Participant’s Separation from Service from the Company, or as soon thereafter as administratively feasible, but in no event later than 90 days; and (B) if the Participant elected annual installment payments of some or all Deferral Benefits, payment of such Deferral Benefits shall begin on the first July 1 in the calendar year following the Participant’s Separation from Service from the Company, or as soon thereafter as administratively feasible, but in no event later than 90 days, and shall continue on each July 1 (or as soon thereafter as administratively feasible, but in no event later than 90 days) thereafter for the period selected by the Participant. A Participant who has experienced a Separation from Service and has begun receiving payments as set forth above, shall continue receiving any remaining payments according to the terms in effect on the date of his or her Separation from Service, even if later re-employed by the Company.
          (d) Calculation of Installments. If a Participant will receive payment of some or all Deferral Benefits in annual installment payments, each annual installment payment shall be determined by multiplying the amount of the Deferral Benefits being paid pursuant to such Deferral Election by a fraction, the numerator of which is one, and the denominator of which is the number of remaining payments (e.g., if the Participant is to receive payment of the entire amount in his Deferral Account in five installments, the first annual installment payment would be the amount of the Participant’s Deferral Account multiplied by 1/5, the second annual installment payment would be the remaining amount of such Deferral Account multiplied by 1/4, etc.).
          (e) Payment Limited to Vested Amount. The payment of a Participant’s Deferral Account for a Plan Year under this Section 8.2 shall be limited to a Participant’s vested portion of his or her Deferral Account at the time of distribution. Any non-vested portion of amounts credited to a Participant hereunder shall be forfeited.
     Section 8.3 Designation of Beneficiaries. A Participant may separately designate a Beneficiary or Beneficiaries entitled to receive payment of his or her Supplemental Account and his or her Deferral Account by filing written notice of such designation with the Administrator in such form as the Administrator may prescribe. A Participant may revoke or modify such designation at any time by a further written designation in such form as the Administrator may prescribe. A Participant’s Beneficiary designation shall be deemed automatically revoked in the event of the death of the Beneficiary or, if the Beneficiary is the Participant’s spouse, in the event of dissolution of marriage. If no designation is in effect at the time Benefits payable under the relevant Account become due, the Beneficiary of such Account shall be deemed to be the Participant’s surviving spouse, if any, and if not, the Participant’s estate.
     Section 8.4 Death.
          (a) Supplemental Account. Upon a Participant’s death, payment of the Participant’s Supplemental Account shall be made to the Participant’s Beneficiary or Beneficiaries designated to receive the Participant’s Supplemental Account. If a Participant dies while still actively employed by the Company, the payment of his or her Supplemental Account shall be made as a single lump-sum payment on the first January 1 or July 1 which is at least six months following the Participant’s death, or as soon thereafter as administratively feasible, but in no event later than 90 days. If a Participant elects annual installment payments and dies after such installment payments have commenced (or while waiting for installments to commence in the event that payment was delayed following Separation from Service as the result of a modification of a Supplemental Election), any remaining installment payments shall be made to the Participant’s Beneficiary or Beneficiaries as a single lump-sum payment on the first January 1 or July 1 which is at least six months following the Participant’s death, or as soon thereafter as administratively feasible, but in no event later than 90 days.
          (b) Deferral Account. Upon a Participant’s death, payment of the Participant’s Deferral Account shall be made to the Participant’s Beneficiary or Beneficiaries designated to receive the Participant’s Deferral Account.
               (i) With respect to Pre-2011 Deferral Benefits, if a Participant dies while still actively employed by the Company, the payment of his or her Deferral Account shall be made as a single lump-sum payment on the first March 15 or September 15 which is at least six months following the Participant’s death, or as soon thereafter as administratively feasible, but in no event later than 90 days. If a Participant elects annual installment payments and dies after such installment payments have commenced, any remaining installment payments shall be made to the Participant’s Beneficiary or Beneficiaries as a single lump-sum payment on the first March 15 or September 15 which is at least six months following the Participant’s death, or as soon thereafter as administratively feasible, but in no event later than 90 days.
               (ii) With respect to Post-2010 Deferral Benefits, if a Participant dies while still actively employed by the Company, the payment of his or her Deferral Account shall be made as a single lump-sum payment on the first January 1 or July 1 which is at least six months following the Participant’s death, or as soon thereafter as administratively feasible, but in no event later than 90 days. If a Participant elects annual installment payments and dies after such installment payments have commenced (or while waiting for installments to commence in the event that payment was delayed following Separation from Service as the result of a modification of a Supplemental Election applicable to such Deferral Benefits), any remaining installment payments shall be made to the Participant’s Beneficiary or Beneficiaries as a single lump-sum payment on the first January 1 or July 1 which is at least six months following the Participant’s death, or as soon thereafter as administratively feasible, but in no event later than 90 days.

     Section 8.5 Disability.
          (a) Supplemental Account. In the event of the Disability of a Participant, payment of the Participant’s Supplemental Account shall be made as follows: (i) if the Participant elected a lump-sum payment of his or her Supplemental Account, payment shall be made on the first January 1 or July 1 which is at least six months following the Participant’s date of Disability, or as soon thereafter as administratively feasible, but in no event later than 90 days; and (ii) if the Participant elected annual installment payments of his or her Supplemental Account, payment shall begin on July 1 of the calendar year following the Participant’s date of Disability, or as soon thereafter as administratively feasible, but in no event later than 90 days, and shall continue on each July 1 (or as soon thereafter as administratively feasible, but in no event later than 90 days) thereafter for the period selected by the Participant.
          (b) Deferral Accounts. In the event of the Disability of a Participant, payment of the Participant’s Deferral Benefits shall be made as follows:
               (i) With respect to Pre-2011 Deferral Benefits, if the Participant elected a lump-sum payment of some or all of his Deferral Benefits, payment of such Deferral Benefits shall be made on the first March 15 or September 15 which is at least six months following the Participant’s date of Disability, or as soon thereafter as administratively feasible, but in no event later than 90 days; and (ii) if the Participant elected annual installment payments with respect to some or all of his Deferral Benefits, payment of such Deferral Benefits shall begin on the first March 15 or September 15 which is at least six months following the Participant’s date of Disability, or as soon thereafter as administratively feasible, but in no event later than 90 days, and shall continue on each March 15 (or as soon thereafter as administratively feasible, but in no event later than 90 days) thereafter for the period selected by the Participant for such Deferral Benefits.
               (ii) With respect to Post-2010 Deferral Benefits, if the Participant elected a lump-sum payment of some or all of his Deferral Benefits, payment of such Deferral Benefits shall be made on the first January 1 or July 1 which is at least six months following the Participant’s date of Disability, or as soon thereafter as administratively feasible, but in no event later than 90 days; and (ii) if the Participant elected annual installment payments with respect to some or all of his Deferral Benefits, payment of such Deferral Benefits shall begin on July 1 of the calendar year following the Participant’s date of Disability, or as soon thereafter as administratively feasible, but in no event later than 90 days, and shall continue on each July 1 (or as soon thereafter as administratively feasible, but in no event later than 90 days) thereafter for the period selected by the Participant for such Deferral Benefits.
     Section 8.6 Unforeseen Emergency. If a Participant experiences an Unforeseeable Emergency, the Participant may petition the Administrator to receive a partial or full payout from the Plan. The payout, if any, from the Plan shall not exceed the lesser of (a) the Participant’s vested Account balance, or (b) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. A Participant shall not be eligible to receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the

Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) by cessation of a Deferral Election under this Plan. If the Administrator, in its sole discretion, approves a Participant’s petition for payout from the Plan, such payout shall be made in a lump sum on the date on which such approval occurs, or as soon as administratively feasible thereafter, but in no event later than 90 days. At the time of its determination, and to the extent permissible by Section 409A, the Administrator shall determine how any payment under this Section 8.6 will be applied against the Participant’s Account and the subaccounts thereunder.
     Section 8.7 Company Offset. Notwithstanding anything in the Plan, the RP or the RSP to the contrary, to the maximum extent permitted by Section 409A and applicable law, any amount otherwise due or payable under the Plan may be forfeited, or its payment suspended, at the discretion of the Administrator, to apply toward or recover any claim the Company may have against the Participant, including but not limited to, for the enforcement of Amex’s Detrimental Conduct provisions under its long-term incentive award plan, to recover a debt to the Company or to recover a benefit overpayment under a Company benefit plan or program. No amounts shall be offset against a Participant’s Account prior to the date on which the offset amounts would otherwise be distributed to the Participant unless otherwise permitted by Section 409A. An offset shall be made only to the extent and in the manner permitted by the Policy.
     Section 8.8 Withholding. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes, if any, required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and, to the extent permissible under Section 409A, as a condition of the making of such payment.
ARTICLE 9
CHANGE IN CONTROL
     Section 9.1 Change in Control. “Change in Control” means the happening of any of the following:
          (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25 percent or more of either (i) the then outstanding common shares of Amex (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of Amex entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (A) any acquisition directly from Amex; (B) any acquisition by Amex or any corporation, partnership, trust or other entity controlled by Amex (a “Subsidiary”); (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Amex or any Subsidiary; (D) any acquisition by an underwriter temporarily holding Amex securities pursuant to an offering of such securities; (E) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor schedule), provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this subsection, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date; or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of Section 9.1(c) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by Amex which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by Amex, and after such share acquisition by Amex, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or
          (b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Amex’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or
          (c) The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving Amex or any of its direct or indirect Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50 percent of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Amex or all or substantially all of Amex’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding Amex, any employee benefit plan (or related trust) of Amex, a Subsidiary or such corporation resulting from such Business Combination or any parent or subsidiary thereof, and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or
          (d) The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of Amex, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (i) more than 50 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (ii) no Person (excluding Amex and any employee benefit plan (or related trust)) of Amex or a Subsidiary or of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25 percent or more of respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of Amex; or
          (e) Approval by the shareholders of Amex of a complete liquidation or dissolution of Amex.
     Section 9.2 Effect of Change in Control. This Section 9.2 shall apply in the event of a Change in Control.
          (a) Rabbi Trust. Notwithstanding Section 12.1 and any other provision herein to the contrary, to the extent permitted by Section 409A without excise tax or penalty, effective immediately upon a Change of Control, the entire value of each Participant’s Account under the Plan shall be maintained in a trust (the “Trust”) established by Amex for this purpose and the Company shall transfer to the Trust an amount sufficient to fund the entire value of each

Participant’s Account. The Trust is intended to be classified for federal income tax purposes as a “grantor trust” within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code.
          (b) Account Earnings.
               (i) RSP-Related Account.
                    (A) Notwithstanding Section 7.4(b), effective immediately upon a Change in Control, to the extent a subaccount of a RSP-Related Account established on behalf of a Participant reflects, or by the terms of the Plan should in the future reflect, the performance of the Stock Fund, it shall thereafter reflect the performance of the Stable Value Fund.
                    (B) Notwithstanding Section 7.4(c), in the event that any time after a Change in Control either (A) the RSP is frozen or terminated and is not replaced by a comparable qualified investment savings plan, or (B) there are no investment funds available under the RSP (or successor qualified investment savings plan) to which a Participant may direct the investment of his or her RSP-Related Account, then a Participant’s RSP-Related Account shall thereafter be credited with earnings of at least the AFR.
               (ii) Deferral Accounts.
                    (A) If earnings are credited to all or part of a Deferral Account under the Interest Method, notwithstanding Article 7, effective immediately upon a Change in Control, the applicable Schedule Rate shall be no less than the Moody’s A Rate for the year of the Change in Control any year thereafter during which the Interest Method applies, provided that in the case of a person who is an Executive Officer for purposes of Article 7, the applicable Schedule Rate shall be no greater than the AFR if Amex’s (or its successor’s) ROE is Below Target Range.
                    (B) If earnings are credited to all or part of a Deferral Account under the Hypothetical Investment Method, the relevant portion of such Account shall be handled in the same manner as the Participant’s RSP-Related Account under Section 9.2(b)(i).
                    (C) If a Participant who is eligible to receive lump-sum separation pay under the Severance Plan experiences a Separation from Service within the two-year period following a Change in Control, and the Participant would have become Retirement Eligible during the serial separation period for which the Participant would have been eligible in a non-Change-in-Control situation, then upon such Separation from Service, the Participant shall immediately become 100 percent vested in the earnings on his or her Deferral Account under Section 7.5(b)(i) as if the Participant were Retirement Eligible on the date of the Separation from Service, if not already fully vested.
          (c) Golden Parachute Excise Taxes.
               (i) In the event that any payment or benefit received or to be received by a Participant hereunder in connection with a Change in Control or termination of such

Participant’s employment (hereinafter referred to collectively as the “Payments”) will be subject to the excise tax referred to in Section 4999 of the Code (the “Excise Tax”), then the Payments shall be reduced to the extent necessary so that no portion of the Payments is subject to the Excise Tax but only if (a) the net amount of all Total Payments (as hereinafter defined), as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments) is greater than or equal to (b) the net amount of such Total Payments without any such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments; provided, however, that the Participant may elect in writing to have other components of his or her Total Payments reduced prior to any reduction in the Payments hereunder.
               (ii) For purposes of determining whether the Payments will be subject to the Excise Tax, the amount of such Excise Tax and whether any Payments are to be reduced hereunder: (A) all payments and benefits received or to be received by the Participant in connection with such Change in Control or the termination of such Participant’s employment, whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Person whose actions result in such Change in Control, or any Person affiliated with the Company or such Person (collectively, “Total Payments”) shall be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Committee (the “Firm”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(2)(A) or Section 280G(b)(4)(A) of the Code; (B) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (C) all “excess parachute payments” within the meaning of Section 280G(b)(2) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of the Firm, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(g)(4)(B) of the Code) in excess of the “base amount” (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and (D) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code and regulations or other guidance thereunder. For purposes of determining whether any Payments in respect of a Participant shall be reduced, a Participant shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation (and state and local income taxes at the highest marginal rate of taxation in the state and locality of such Participant’s residence, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes) in the calendar year in which the Payments are made. The Firm will be paid reasonable compensation by the Company for its services.
               (iii) As soon as practicable following a Change in Control, but in no event later than 30 days thereafter, the Company shall provide to each Participant with respect to whom it is proposed that Payments be reduced, a written statement setting forth the manner in which the Total Payments in respect of such Participant were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from the Firm or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).
ARTICLE 10
CLAIMS PROCEDURES
     Section 10.1 Claim.
          (a) A claimant who believes that he or she is being denied Benefits to which he or she is entitled under the Plan or who otherwise has a claim involving the Plan may file a written request for such Benefits or written description of the claim (as applicable) with the Administrator, setting forth his or her claim for Benefits or other claim involving the Plan.
          (b) Other than with respect to claims to which ERISA expressly provides a limitations period, no action may be commenced against any Plan party after the earliest to occur of the following dates: the date that is 90 days after the date of the final denial of the appeal, or the date that is one year from the date a cause of action accrued. For purposes of this Article 10, a cause of action is considered to have accrued when the person bringing the legal action knew, or in the exercise of reasonable diligence should have known, that a Plan party has clearly repudiated the claim or legal position which is the subject of the action, regardless of whether such person has filed a claim in accordance with the provisions of this Article 10. The Administrator shall be the Plan’s agent for service of process.
          (c) Any person requesting Benefits or wishing to assert a claim must exhaust all remedies under the Plan’s claims procedures before being entitled to seek relief under Section 10.5.
     Section 10.2 Claim Decision.
          (a) Except as otherwise provided by Section 10.2(b), the Administrator shall reply to any claim filed under Section 10.1 within 90 days of receipt, unless it determines to extend such reply period for an additional 90 days for reasonable cause and notifies the claimant in advance of the reasons for the extension and the date by which the Administrator expects to make a decision. If the claim is denied in whole or in part, such reply shall include a written explanation, using language calculated to be understood by the claimant, setting forth:
               (i) the specific reason or reasons for such denial;
               (ii) the specific reference to relevant provisions of the Plan on which such denial is based;
               (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation why such material or such information is necessary;

               (iv) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review;
               (v) the time limits for requesting a review under Section 10.3 and for review under Section 10.4; and
               (vi) the claimant’s right to bring an action under Section 502 of ERISA (subject to Section 10.5) if the claim is denied on review.
          (b) If the claim is a claim that requires a determination regarding whether a Participant is Disabled to be made by the Administrator (and not by some party other than the Administrator or the Plan for purposes other than a benefit determination under the Plan), the Administrator will respond to the claim within a reasonable period of time and in any case within 45 days (provided that the Administrator may utilize up to two 30-day extension periods, in each case to the extent that the Administrator determines that circumstances beyond the control of the Plan so require, and shall in each case provide the claimant with an advance notice setting forth the reasons for the extension and the date by which the Administrator expects to render a decision, the standards on which entitlement to Benefits is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve such issues). In the event that additional information is necessary to resolve a claim requiring the Administrator to rule on the Participant’s Disabled status, the claimant shall be afforded at least 45 days to provide the information (during which time the periods to provide notice and a decision on the claim shall be tolled).
          (c) In the event of a claim requiring the Administrator to rule on the Participant’s Disabled status, the Administrator’s written notice of claim denial shall provide the claimant (in addition to the items described in Section 10.2(a)) with a copy of any internal rule, guideline, protocol or other similar criterion relied upon during the claims process or with a statement that such an internal rule, guideline, protocol or other similar criterion was relied upon and that a copy will be provided free of charge upon request, and if a medical necessity or experimental treatment or similar exclusion or limit was imposed, the Administrator will provide an explanation of the scientific or clinical judgment for the determination (applying the terms of the Plan to the claimant’s medical circumstances) or a statement that such an explanation will be provided free of charge upon request.
     Section 10.3 Request for Review.
          (a) Except as otherwise provided by Section 10.3(b), within 60 days after the receipt by the claimant of the written explanation described above, the claimant may request in writing that the Administrator review its determination. The claimant, or his or her duly authorized representative, may, but need not, review the relevant documents and submit issues and comments in writing for consideration by the Administrator. Reasonable access to and copies of any documents, records and other information relevant to the claim will be provided free of charge upon request, subject to attorney-client, attorney work-product and other applicable privilege rules unless otherwise required by ERISA. Except as otherwise provided by Section 10.3(b), if the claimant does not request a review of the initial determination within such 60-day period, the claimant shall be barred and estopped from challenging the determination.

          (b) In the event of a claim requiring the Administrator to make a determination regarding the Participant’s Disabled status, the claimant shall have 180 days after receipt of the written explanation described above to request in writing that the determination be reviewed, and shall be barred and estopped from challenging the determination if he or she does not request a review of the initial determination within such 180-day period.
     Section 10.4 Review of Decision.
          (a) After considering all materials presented by the claimant, the Administrator will render a written decision, setting forth the specific reasons for the decision and containing specific references to the relevant provisions of the Plan on which the decision is based. The decision on review shall normally be made within 60 days after the Administrator’s receipt of the claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified of the reasons for the extension and the date as of which the Administrator expects to make a decision, and the time limit shall be 120 days. The decision shall be in writing using language calculated to be understood by the claimant, and shall set forth:
               (i) the specific reason or reasons for such denial;
               (ii) the specific reference to relevant provisions of the Plan on which such denial is based;
               (iii) a statement that the claimant is entitled, upon request and free of charge, to receive reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim (subject to attorney-client, attorney work-product and other applicable privilege rules unless otherwise required by ERISA); and
               (iv) the claimant’s right to bring an action under Section 502 of ERISA now that the claim has been denied on appeal (subject to Section 10.5).
          (b) In the event of a claim requiring the Administrator to make a determination regarding the Participant’s Disabled status, the Administrator shall ensure that no deference is afforded to the prior determination, that the persons who made the initial determination on behalf of the Administrator shall not be involved in the review, and that the persons who make the decision on review on behalf of the Administrator are not subordinates of the original decision-makers. In the event that a medical judgment is required, the persons conducting the review shall consult with a health care professional of appropriate training and experience in the relevant field of medicine and shall identify any medical or vocational experts consulted to the claimant. No health care professional consulted in the course of the review shall be a person consulted in the course of the original determination (or a subordinate of such person). The claim determination on review of a claim requiring the Administrator to make a determination regarding the Participant’s Disabled status shall be provided within 45 days (90 days, if the Administrator determines that special circumstances require an extension and so informs the claimant). In the event of such a claim denial, in addition to the items required above, the Administrator shall provide a copy of any internal rule, guideline, protocol or other similar criterion relied upon during the claims process or a statement that such an internal rule, guideline, protocol or other similar criterion was relied upon and that a copy will be provided upon request, and if a medical necessity or experimental treatment or similar exclusion or limit was imposed, the Administrator will provide an explanation of the scientific or clinical judgment for the determination (applying the terms of the Plan to the claimant’s medical circumstances) or a statement that such an explanation will be provided free of charge upon request.
          (c) All decisions on review shall be final and shall bind all parties concerned to the maximum extent permitted by law.
     Section 10.5 Arbitration.
          (a) Notwithstanding anything herein to the contrary and to the extent permitted by ERISA, upon completion of the claims process set forth in this Article 10, the Administrator or a claimant will have the right to compel binding arbitration with respect to any claim involving the Plan. If any such party chooses to compel arbitration, the process and procedure shall be governed by the terms and conditions of the American Express Company Employment Arbitration Policy and Employment Arbitration Acknowledgment Form (“Policy”), to the extent such Policy is consistent with the terms of the Plan. This includes, but is not limited to, the Policy’s prohibition against claims being arbitrated on a class action basis or on bases involving claims brought in a representative capacity on behalf of any other similarly situated party. In addition, if any party chooses to compel arbitration, the arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA).
          (b) To the extent required by Sections 2560.503-1(c)(2)-(3) and 2560.503-1(d) of the Labor Regulations, arbitration shall not be required in the case of a claim which requires the Administrator to make a determination with respect to the Participant’s Disabled status.
     Section 10.6 Burden of Proof. Notwithstanding anything herein to the contrary, to the extent a claimant asserts entitlement to Benefits or otherwise makes a claim based upon facts not contained in the Plan’s records, such person shall be required to provide satisfactory affirmative evidence of such facts. For avoidance of doubt, if a person claims entitlement to Benefits based upon service or compensation (including but not limited to claims with respect to Base Salary, Incentive Pay, or Compensation for RSP-Related Account or RP-Related Account purposes) that is not reflected in the Plan’s records, such person must provide satisfactory affirmative evidence of such service or compensation. The Administrator shall have the sole and exclusive discretion to determine whether the above-referenced affirmative evidence is satisfactory.
     Section 10.7 Administrator’s Sole Authority. Notwithstanding Section 3.2 or any other provision of the Plan, the Administrator shall have the sole and exclusive authority with respect to any matter, action or decision under this Article 10, and the Committee shall have neither any authority with respect to such matters, nor the right or ability to limit or to interfere in any way with the Administrator’s authority with respect to such matters.

ARTICLE 11
AMENDMENT & TERMINATION
     Section 11.1 Plan Amendment. The Committee or its delegate may, at any time, amend or terminate the Plan, provided that the Committee may not reduce or modify the amount of any Benefit payable to a Participant or any Beneficiary receiving Benefit payments at the time the Plan is amended or terminated. Notwithstanding the foregoing, the Committee shall not have the right to amend or modify the terms and provisions of the Plan to the extent such amendment or modification would result in a violation of Section 409A. In particular, amendments to the definitions of Base Salary or Incentive Pay hereunder shall not be made in a manner which would result in an impermissible alteration to an existing Deferral Election.
     Section 11.2 Effect of Plan Termination. If the Plan is terminated, no additional deferrals or contributions shall be credited to any Participant Account hereunder. Following Plan termination, Participants’ Accounts shall be paid at such time and in such form as provided under Article 8. Notwithstanding the foregoing, either at the time of termination or on a subsequent date, the Committee may, in its discretion, determine to distribute the then existing Account balances of Participants and Beneficiaries and, following such distribution, there shall be no further obligation to any Participant or Beneficiary under the Plan; provided, however, that the authority granted to the Committee under this Section 11.2 shall be implemented in compliance with the requirements of and only to the extent permissible under Section 409A.
ARTICLE 12
GENERAL PROVISIONS
     Section 12.1 Unfunded Status. Nothing in the Plan shall create, or be construed to create, a trust of any kind or fiduciary relationship between the Company and the Participant, his or her designated Beneficiary, or any other person. Any funds deferred under the provisions of the Plan shall be construed for all purposes as a part of the general funds of the Company, and any right to receive payments from the Company under the Plan shall be no greater than the right of any unsecured general creditor. The Company may, but need not, purchase any securities or instruments as a means of hedging its obligations to any Participant under the Plan.
     Section 12.2 Non-Transferable. The right of any Participant, or other person, to the payment of deferred compensation under the Plan shall not be assigned, transferred, pledged or encumbered except by the laws of descent and distribution.
     Section 12.3 No Right to Continued Employment. Participation in the Plan shall not be construed as conferring upon the Participant the right to continue in the employ of the Company as an executive or in any other capacity. The Company expressly reserves the right to dismiss any employee at any time without liability for the effect such dismissal might have upon him or her hereunder.
     Section 12.4 Plan Benefits Not Compensation Under Employee Benefit Plans. Any deferred compensation payable under the Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing the benefits under any plan or arrangement

(including but not limited to any “employee benefit plan” under ERISA) except as expressly provided in such plan or arrangement.
     Section 12.5 Compliance with Section 409A. The Plan is intended to comply with Section 409A, and shall be interpreted, operated and administered consistent with this intent and the Policy. To the extent the terms of the Plan fail to qualify for exemption from or to satisfy the requirements of Section 409A, the Plan may be operated in compliance with Section 409A pending amendment to the extent authorized by the Internal Revenue Service. In such circumstances, the Plan will be administered in a manner which adheres as closely as possible to its existing terms while complying with Section 409A.
     Section 12.6 No Guarantee of Tax Consequences.
          (a) The Company makes no representations or warranties and assumes no responsibility as to the tax consequences to any Participant who enters into a deferred compensation agreement with the Company pursuant to the Plan or any such Participant’s Beneficiary. Further, payment by the Company to the Participant (or to a Participant’s Beneficiary or Beneficiaries) in accordance with the terms of the Plan, including any designation of Beneficiary on file with the Administrator at the time of Participant’s death, shall be binding on all interested parties and persons, including the Participant’s heirs, executors, administrators and assigns, and shall discharge the Company, its directors, officers and employees from all claims, demands, actions or causes of action of every kind arising out of or on account of the Participant’s participation in the Plan, known or unknown, for himself or herself, his or her heirs, executors, administrators and assigns.
          (b) No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable to any amounts deferred under the Plan, or paid to or for the benefit of a Participant or Beneficiary under the Plan, or that such tax treatment will apply to or be available to a Participant or Beneficiary on account of participation in the Plan.
          (c) Any agreement executed pursuant to the Plan shall be deemed to include the above provision of this Section 12.6.
     Section 12.7 Limitations on Liability. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or any officer or employer thereof except as provided by law or by any Plan provision. No person (including the Company) in any way guarantees any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Company or any successor, employee, officer, director or stockholder of the Company, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions (except that the Company shall make benefit payments in accordance with the terms of the Plan), or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.
     Section 12.8 Severability. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.
     Section 12.9 Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be considered in the construction of the Plan.
     Section 12.10 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York to the extent not superseded by federal law, without reference to the principles of conflict of laws.
* * * * *

SCHEDULE A
DEFERRAL ACCOUNT SCHEDULE RATE
Under the Interest Method, the Schedule Rate used to determine the earnings credited on a Participant’s Deferral Accounts for such calendar year shall be determined under the following metric, based on Amex’s “ROE” for such calendar year and its “ROE Target Range” for such calendar year:

Amex’s ROE	Schedule Rate
Below ROE Target Range	Moody’s A Rate
Within ROE Target Range	9%
Above ROE Target Range	11%
Amounts credited under this Schedule are subject to any caps imposed by Article 7 of the Plan, including the limitation of amounts credited to an Executive Officer to an amount which will not exceed the AFR when required by Section 7.3.
Amex’s “ROE” for a calendar year means Amex’s consolidated annual return on equity for such calendar year, as reported by Amex, subject to adjustment for significant accounting changes as determined by the Committee in its sole discretion.
Amex’s “ROE Target Range” for a calendar year means the ROE target range announced by Amex and in effect on January 1st of such calendar year.
Except as otherwise provided by Section 9.2(b)(ii) of the Plan, the Schedule Rate under this Schedule A for any calendar year may be changed by the Committee, prospectively or retrospectively, in its sole discretion, without prior notice to or consent of Participants or Beneficiaries.

SCHEDULE B
The following programs constitute Incentive Pay under the Plan. The Company reserves the right to amend this list, including without limitation the right to add items to and delete items from this list; provided, however, that no amendment shall impact the amounts to be deferred under a Deferral Election already in effect except to the extent that such an impact is (i) permitted by Section 409A of the Code and (ii) specified in such amendment.
•	S/E Sales

•	Real Estate Incent Plan

•	Business Finance Bonus

•	Performance Challenge

•	U.S. Banking Incentive Award

•	TMS Incentive

•	Cons Tvl ICP

•	GTMS Incentive

•	Morris Incentive

•	PSIA

•	Travel Incentive

•	Technology Incentive Award

•	Team Perf Rewd

•	Travelers Checks Quality Incentive Award

•	EICP Special Award

•	Team Incentive Plan

•	Bus Travel Inc

•	American Express One Business Travel Incentive

•	Sales Incentive

•	Interpretation

•	ES Rewrd & Recog

•	Temporary Assignment Awards
•	Lump Sum Merits

•	Lump Sum Promotions
•	T/C Bonus

•	Special Merit

•	AEB Bonus

•	Nat’l Acct Inc

•	AIA

•	Foreign Market Premium

•	Fund of Hedge Funds Investment Management — Variable Compensation Plan

•	SkyGuide Subscription Commissions

•	Travel Protection Plan Sales Commissions

•	Publishing Sales Incentive Plan Commissions

•	Customer Focused Sales Commission (CFS Incentive), formerly known as Cardmember Telephone Service Center Sales Commissions

•	USCC Regional MBD Incentive Plan

•	USCC National MBD Incentive Plan

•	USCC Regional DBD Incentive Plan

•	USCC National DBD Incentive Plan

•	USCC Enterprise DBD Incentive Plan

•	USCC CAT AE Incentive Plan

•	GCG DBD Incentive Plan

•	GCG VP Incentive Plan

•	Global Supplier Relations Preferred Reward

•	Personal Performance Incentive

•	Private Banking Sales Incentive Compensation Program

•	GFM Special Incentive Plan for Sales and Traders

•	Global Financial Institutions Group Sales Incentive Plan

•	AEB Private Bank Investment Specialist Incentive Plan

•	Private Banking Insurance Sales Incentive Program

•	GID Sales Force Commission Program

•	Harbor Annual Performance Bonus

•	Harbor Account Management Incentive Compensation Plan

•	Corporate Card Business Development Manager Sales Plan

•	Corporate Card Strategic Initiatives Manager Sales Plan

•	Corporate Card Strategic National Accounts Manager Sales Plan

•	Corporate Card Account Development Manager Sales Plan

•	Account Development Manager-GE Sales Plan

•	Corporate Card National Account Manager Sales Plan

•	Business Card National Account Manager Sales Plan

•	Corporate Card Account Executive Sales Plan

•	Business Card Business Development Manager Sales Plan

•	Business Card Sales Leader Sales Plan

•	Corporate Card Sales & Account Development Leader Sales Plan

•	“PIC” Performance Incentive Compensation for Bands PB-LPB

•	“LPIC” Leadership Performance Incentive Compensation for SPB

•	“IC” Incentive Compensation for Executives

•	Serve Virtual Enterprises, Inc. Incentive Plan (formerly Revolution Money, Inc. Incentive Plan)

•	The Serve Virtual Enterprises, Inc. Customer Service Incentive Plan (formerly The Revolution Money, Inc. Customer Service Incentive Plan)

•	Serve Virtual Enterprises, Inc. Management Incentive Plan (formerly Revolution Money, Inc. Management Incentive Plan)